Exhibit 1.1

SINOPEC SHANGHAI PETROCHEMICAL COMPANY LIMITED

ARTICLES OF ASSOCIATION

(As adopted and amended by special resolution of shareholders at the annual general meeting of the Company held on 15 June 1995 and approved by the State Commission for Restructuring the Economic Systems and Securities Commission of the State Council on 17 July 1995)

(As adopted and amended by special resolution of shareholders at the annual general meeting of the Company held on 15 June 1999 and approved by the State Economic & Trade Commission on 28 June 1999)

(As adopted and amended by special resolution of shareholders at the annual general meeting of the Company held on 15 June 2000 and approved by the State Economic & Trade Commission on 20 June 2000)

(As adopted and amended by special resolution of shareholders at the annual general meeting of the Company held on 18 June 2003 and approved by the State-owned Assets Supervision and Administration Commission of the State Council on 13 August 2003)

(As adopted and amended by special resolution of shareholders at the annual general meeting of the Company held on 18 June 2004 and approved by the State-owned Assets Supervision and Administration Commission of the State Council on 30 July 2004)

(As adopted and amended by special resolution of shareholders at the annual general meeting of the Company held on 28 June 2005 and approved by the State-owned Assets Supervision and Administration Commission of the State Council on 5 August 2005)

(As adopted and amended by special resolution of shareholders at the annual general meeting of the Company held on 15 June 2006 and approved by the State-owned Assets Supervision and Administration Commission of the State Council on 8 August 2006)

(As adopted and amended by special resolution of shareholders at the annual general meeting of the Company held on 19 June 2007)

(As adopted and amended by special resolution of shareholders at the annual general meeting of the Company held on 12 June 2008)

CONTENTS

CHAPTER 1	GENERAL PROVISIONS	1

CHAPTER 2	PURPOSE AND BUSINESS SCOPE	2

CHAPTER 3	SHARES AND REGISTERED CAPITAL	3

CHAPTER 4	REDUCTION OF CAPITAL AND REPURCHASE OF SHARES	4

CHAPTER 5	FINANCIAL ASSISTANCE FOR ACQUISITION OF SHARES	6

CHAPTER 6	SHARE CERTIFICATES AND SHAREHOLDERS’ REGISTER	7

CHAPTER 7	RIGHTS AND OBLIGATIONS OF SHAREHOLDERS	11

CHAPTER 8	SHAREHOLDERS’ GENERAL MEETINGS	13

CHAPTER 9	SPECIAL PROCEDURES ON CLASS MEETINGS	24

CHAPTER 10	BOARD OF DIRECTORS	25

CHAPTER 11	COMPANY SECRETARY	34

CHAPTER 12	GENERAL MANAGER OF THE COMPANY	36

CHAPTER 13	SUPERVISORY COMMITTEE	38

CHAPTER 14	QUALIFICATIONS AND OBLIGATIONS OF DIRECTORS, SUPERVISORS, MANAGERS AND OTHER SENIOR OFFICERS OF THE COMPANY	40

CHAPTER 15	ACCOUNTING SYSTEM, ALLOCATION OF PROFITS AND AUDIT	46

CHAPTER 16	APPOINTMENT OF A FIRM OF ACCOUNTANTS	49

CHAPTER 17	INSURANCE	50

CHAPTER 18	LABOUR MANAGEMENT	51

CHAPTER 19	TRADE UNION ORGANISATION	51

CHAPTER 20	MERGER AND DIVISION OF THE COMPANY	51

CHAPTER 21	TERMINATION AND LIQUIDATION OF THE COMPANY	52

CHAPTER 22	PROCEDURE FOR AMENDING THE ARTICLES	54

CHAPTER 23	NOTICES	55

CHAPTER 24	RESOLUTION OF DISPUTES	56

CHAPTER 25	SUPPLEMENTARY PROVISIONS	56

ARTICLES OF ASSOCIATION

OF

SINOPEC SHANGHAI PETROCHEMICAL COMPANY LIMITED

CHAPTER 1 GENERAL PROVISIONS

Article 1	These Articles of Association are formulated in accordance with “The Company Law of the People’s Republic of China” (the “Company Law”), “The Securities Law of the People’s Republic of China” (the “Securities Law”), “The State Council Special Regulations Relating to Issue of Shares and Overseas Listing of Joint Stock Limited Companies” (the “Special Regulations”), “The Mandatory Provisions for Companies Listing Overseas” (the “Mandatory Provisions”), the “Listed Companies Articles of Association Guidelines”, the “Listed Companies Corporate Governance Principles” and other relevant regulations, in order to protect the lawful rights and interests of Sinopec Shanghai Petrochemical Company Limited (the “Company”), its shareholders and creditors, and to regulate its organisation and behaviour.

The Company is a joint stock limited company established pursuant to the Company Law, the Special Regulations and other laws and regulations.

The establishment of the Company was approved by the State Commission for Restructuring the Economic System of the PRC pursuant to the document Ti Gai Sheng (1993) No. 95 by the promoter method. The Company was registered at the Shanghai Administration for Industry and Commerce and was issued an enterprise legal person business license on 29 June 1993. The number of the enterprise legal person business license is 310000000021453.

The promoter of the Company is Shanghai Petrochemical Complex.

Article 2	The registered name of the Company is:

Chinese:

Abbreviation:

	English:	Sinopec Shanghai Petrochemical Company Limited

	Abbreviation:	SPC

Article 3	The legal address of the Company is: No. 48 Jinyi Road, Jinshan District, Shanghai, People’s Republic of China.

Chinese:

	Telephone number:	(021) 5794 1941

	Facsimile number:	(021) 5794 2267

Article 4	The legal representative of the Company is the chairman of the Company.

Article 5	The Company is a permanently existing joint stock company. The capital of the Company is divided into shares. The rights and liabilities of shareholders of the Company are limited to the shares held by them, and the Company is liable for its debts to the extent of its entire capital.

The Company is an independent legal person, under the jurisdiction and protection of the laws and regulations of the People’s Republic of China.

Article 6	The Articles of Association were effective from the date of establishment of the Company. Where any amendments of the Company’s Articles of Association relate to the Mandatory Provisions, these shall be effective after approval by special resolution of the shareholders and approval of the company approval department as authorised by the State Council.

As from the effective date of the Articles of Association, these Articles constitute the rules governing the organisation and conduct of the Company and become a legally binding document regulating the rights and obligations between the Company and a shareholder and among the shareholders inter se.

Article 7	The Articles of Association are binding on the Company, its shareholders and senior management including directors, supervisors, general manager, deputy general manager, financial officer and company secretary (hereinafter referred to as “Senior Management”). The aforementioned persons may raise any claims relating to the affairs of the Company with the Company in accordance with the Articles.

The Company may take action against the Senior Management in accordance with the Articles. The Company may take action against the shareholders in accordance with the Articles. Shareholders may take action against each other in accordance with the Articles and a shareholder may take action against the Company and Senior Management in accordance with the Articles.

For the purposes of this Article, “action” includes court proceedings or application for arbitration proceedings.

Article 8	The Company may invest in other limited liability companies or joint stock companies and is liable to the amount of the investment in these companies.

The Company may not become an unlimited liability shareholder in other business entities.

Article 9	Subject to the provisions of PRC laws and administrative regulations, the Company has the power to raise or borrow money, including (without limitation) the power to issue corporate bonds and to mortgage or charge its assets.

Article 10	The Company shall take steps to establish a healthy investor relations management system and also take an initiative to strengthen the communication and exchange with shareholders especially public shareholders in different ways. The secretary to the board of directors of the Company is responsible for the work of investor relations management.

CHAPTER 2 PURPOSE AND BUSINESS SCOPE

Article 11	The purpose of the Company shall be to build and operate a diversified industrial company which will be one of the world’s leading petrochemical companies; to promote the development of the petrochemical industry in the PRC through the production of a broad variety of outstanding products; to practise advanced scientific management and apply flexible business principle; and to develop overseas markets for the Company’s product, so that the company and all shareholders may receive reasonable economic benefits.

Article 12	The business scope of the Company is limited to the matters approved by the company registration authority.

The Company’s scope of business include: crude oil processing, oil products, petrochemical products, synthetic fibres and monomers, plastics and plastic products, raw materials and products for knitting, catalyst preparation and spent solvent reclamation, supply of electricity, heat energy, water and gas, water processing, loading and unloading on railways, river transport, terminals, storage, design, research and development, “Four Technologies” services, property management, leasing, education, media, advertisement production, advertisement publication.

Article 13	The Company may establish subsidiaries and branches, representative offices, business offices and other non-independent legal person branches in accordant with its business development needs.

Subject to approval by the relevant governmental authorities, the Company may adjust the business and operation scope or investment directions and methods in accordance with PRC domestic and international market trends, the business requirements inside and outside of the PRC and the development capabilities of the Company.

CHAPTER 3 SHARES AND REGISTERED CAPITAL

Article 14	The Company shall have ordinary shares at all times. The ordinary shares issued by the Company shall include domestic shares and foreign shares. The Company may issue other types of shares subject to the approval of the responsible company approval authority as authorised by the State Council and its own requirements.

Article 15	All the shares issued by the Company shall have par value. The par value shall be one Renminbi each. Renminbi refers to the official currency of the PRC.

Article 16	The stock of the Company takes the form of shares. Upon the approval of the securities regulatory authority of the State Council, the Company issue shares to investors inside the PRC and investors outside the PRC. Issues of the Company’s stock shall adhere to the principles of openness, fairness and honesty.

The aforementioned investors outside the PRC refers to investors in foreign countries, Hong Kong, Macau and Taiwan regions who subscribe for shares of the Company. Investors inside the PRC refers to investors in the PRC, excluding the aforementioned regions, who subscribe for shares of the Company.

Article 17	Shares issued by the Company investors inside the PRC and subscribed for in Renminbi are referred to as domestic shares. Shares issued by the Company and subscribed for in foreign currency are referred to as foreign shares. Foreign shares listed overseas are referred to as overseas listed foreign shares. The holders of domestic shares and the holders of overseas listed foreign shares are both ordinary shareholders, and have the same rights and obligations.

The aforementioned foreign currency refers to the official currency of other countries or regions, other than Renminbi, as recognised by the responsible foreign exchange authority of the PRC which can be used for subscribing for shares.

Article 18	The overseas listed foreign shares issued by the Company and listed in Hong Kong are referred to as H shares. H shares are shares which have been approved for listing by The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars.

Article 19	The domestic shares issued by the Company are held in custody by the China Securities Registration and Clearing Company Limited, Shanghai Branch. The H shares issued by the company are held in custody by Hong Kong Securities Clearing Company Limited.

Article 20	Having been approved by the responsible company approval authority as authorised by the State Council, the Company may issue a total of 7,200,000,000 ordinary shares, or which 4,000,000,000 shares have been issued to the promoter upon its establishment representing 55.56% of the authorised ordinary share capital.

Article 21	After the establishment of the Company, the Company has issued 2,330,000,000 ordinary shares which are overseas listed foreign shares, representing 32.36% of the authorised ordinary share capital. The Company has also issued 870,000,000 ordinary shares to the general public (including the employees of the Company) which are domestic shares representing 12.08% of the authorised ordinary share capital.

The shareholding structure of the Company after issue of the shares pursuant to the above paragraph is: 7,200,000,000 ordinary shares, of which 4,000,000,000 shares issued at the time of establishment of the Company, 870,000,000 domestic shares listed in the PRC and issued after the establishment of the Company, and 2,330,000,000 overseas listed foreign shares.

Article 22	The plan as to the issue of domestic shares and overseas listed foreign shares as approved by the securities regulatory authority of the State Council shall be implemented and arranged by the directors of the Company.

The plan as to the issue of domestic shares and overseas listed foreign shares as mentioned above may be implemented within fifteen (15) months from the date of approval by the State Council securities regulatory authority.

Article 23	In issuing the planned shares, the Company shall issue the domestic shares and the overseas listed foreign shares in single tranches respectively. Where there are special circumstances such that the shares cannot be issued in one tranche, the Company may issue the shares in several tranches, subject to the approval of the China Securities Regulatory Commission.

Article 24	The registered capital of the Company shall be RMB7,200,000,000.

Article 25	As required by its operations and business development, the Company may increase its capital in accordance with the Articles of Association.

The Company may increase its capital by the following methods:

(1) public share offering;

(2) non-public share offering;

(3) distribution of new shares to existing shareholders;

(4) transfer of the capital reserve fund to increase capital;

(5) any other means as permitted by law or administrative regulations and approved by the State Council securities regulatory authority.

In increasing its capital and issuing new shares, following the approval in accordance with the stipulations of the Articles, the Company shall comply with the procedures laid down in the laws, administrative regulations and listing rules and regulations of the PRC and the locale in which the foreign shares are listed overseas.

Article 26	Except as prescribed by applicable laws and administrative regulations, the shares of the Company shall be freely transferable and shall also be free from all lien.

CHAPTER 4 REDUCTION OF CAPITAL AND REPURCHASE OF SHARES

Article 27	The Company may reduce its registered capital in accordance with the Articles. The Company shall comply with the procedures laid down in the Company Law, other relevant regulations and the Articles in reducing its registered capital.

Article 28	The Company shall prepare balance sheet and inventory of assets when it reduces its capital.

The Company shall notify its creditors within then (10) days after the resolution to reduce the capital is passed and shall publish notice in newspapers at least three times within thirty (30) days after the resolution is passed. The creditors shall have the right within thirty (30) days of receiving such notice (or, for creditors who do not receive the notice within ninety (90) days of the date when the notice is first published) to demand repayment of the debts or for a guarantee for repayment of the debts.

The share capital shall not be lower than the statutory minimum after the capital reduction.

Article 29	Subject to the approval by the relevant authority, the Company may repurchase its shares in any of the following circumstances in accordance with the procedure provided in the Articles:

(1) cancellation of shares for reduction of capital;

(2) merger with other companies which hold shares of the Company;

(3) granting shares as incentive compensation to the staff of the Company;

(4) acquiring the shares of shareholders who vote against any resolution adopted at the general meeting of shareholders on the merger or division of the Company;

(5) other circumstances as permitted by law or administrative regulations.

The Company shall comply with Articles 30 to 33 in repurchasing its shares.

Article 30	Upon approval by the relevant authority, the Company may repurchase its shares by one of the following ways:

(1) making a general offer to all the shareholders in proportion to their shareholding;

(2) purchasing its shares in public on a stock exchange;

(3) making an off-market contract;

(4) other methods as stipulated by laws or administrative regulations and approved by the Sate Council securities regulatory authorities.

Article 31	The Company may, with the prior sanction of shareholders obtained at the shareholders’ general meeting in accordance with these Articles, repurchase its shares by an off-market contract in accordance with the relevant PRC and overseas regulations; the Company may release, vary or waive its rights under a contract so entered into by the Company with the prior approval of shareholders obtained in the same manner.

A contract to repurchase shares referred to in the above paragraph includes but is not limited to an agreement to become obliged to repurchase or an acquisition of the right to purchase shares of the Company.

Rights of the Company under a contract to repurchase its own shares are not capable of being assigned.

Article 32	Unless otherwise required by laws, administrative regulations, rules and regulations of authorised departments or these Articles of Association, if the Company repurchases its own shares pursuant to items (1) to (3) of Article 29 of these Articles of Association, resolutions relating thereto shall be adopted at a general meeting of shareholders. If the Company repurchases its own shares in accordance with the preceding paragraph under the circumstances set forth in item (1) of Article 29, the shares so repurchased shall be cancelled within ten days from the repurchase date. In the event of the circumstances set forth in items (2) and (4) of Article 29, the shares so repurchased shall be transferred or cancelled within six months.

If the Company repurchases its own shares in accordance with item (3) of Article 29, the shares so repurchased shall not exceed 5% of the total number of shares issued by the Company. The repurchased shares shall be transferred to the employees within one year.

If shares are required to be cancelled when they are repurchased in accordance with the law, the Company shall apply to the Company’s original registration authorities to register the alteration of the registered capital of the Company. The share capital of the Company shall be reduced by the aggregate par value of the cancelled shares accordingly.

Article 33	Unless the Company is in the course of liquidation, the Company shall comply with the following provisions in repurchasing its shares:

(1) where the Company repurchases its shares at face value, payment shall be made out of distributable profits of the Company or out of proceeds of a fresh issue of shares made for that purpose;

(2)	where the Company repurchases its shares at a premium, payment up to the face value may be made out of distributable profits of the Company or out of proceeds of a fresh issue of shares made for that purpose. Payment of the portion in excess of the face value shall be effected as follows:

	(i)	if the shares being repurchased were issued at face value, payment shall be made out of distributable profits of the Company;

	(ii)	if the shares being repurchased were issued at a premium, payment shall be made out of distributable profits of the Company or out of proceeds of a fresh issue of shares made for that purpose, provided that the amount paid out of proceeds of the fresh issue shall not exceed the aggregate of premiums received by the Company on the issue of the shares repurchased nor the current amount of the Company’s capital reserve fund (including the premiums on the fresh issue);

(3)	payment by the Company in consideration for the following shall be made out of distributable profits

	(i)	the acquisition of rights to repurchase shares of the Company;

	(ii)	the variation of any contract to repurchase shares of the Company;

	(iii)	the release of the Company’s obligations under any contract to repurchase shares of the Company;

(4)	to the extent that shares are repurchased out of distributable profits of the Company, the amount of the Company’s registered share capital reduced shall be transferred to the Company’s capital reserve fund.

CHAPTER 5 FINANCIAL ASSISTANCE FOR ACQUISITION OF SHARES

Article 34	The Company or any of its subsidiaries shall not at any time give any form of Financial Assistance to a person who is acquiring or is proposing to acquire shares in the Company. The person referred to in this paragraph includes any person who directly or indirectly incurs a liability for the purpose of acquiring the Company’s shares.

Neither the Company nor any of its subsidiaries shall give any form of Financial Assistance to the person for the purpose of lessening or discharging the liability.

This Article shall not apply to the circumstance under Article 36.

Article 35	For the purposes of this Chapter, “Financial Assistance” includes (but not limited to) the following forms:

(1) financial assistance given by way of gift;

(2) financial assistance given by way of guarantee (including the provision of an undertaking or assets to secure performance of the obligations by the obligor) or indemnity, other than an indemnity in respect of the Company’s own neglect or default, or by way of release or waiver;

(3) financial assistance given by way of a loan or any other agreement under which the obligations of the Company are to be fulfilled before the obligations of another party to the agreement, or by way of the novation of, or the assignment of rights arising under, a loan or such other agreement; or

(4) any other financial assistance given by the Company when the Company is insolvent or has not net assets or when its net assets would thereby reduce to a material extent.

For the purposes of this Chapter, “incurring a liability” includes changing one’s financial position by making an agreement or arrangement (whether enforceable or unenforceable, and whether made on his own account or with any other person) or by any other means.

Article 36	This following transactions are not considered prohibited under Article 34:

	(1)	the provision of Financial Assistance where the Financial Assistance is given in good faith in the interests of the company and the Company’s principal purpose in giving that assistance is not to give it for the purpose of any such acquisition, or the giving of the assistance is but an incidental part of some larger purpose of the Company;

	(2)	a distribution of the Company’s assets by way of dividend lawfully declared;

	(3)	the allotment of bonus shares;

	(4)	a reduction of share capital, a repurchase of shares of the Company, a reorganisation of the share capital or other restructuring of the Company effected in compliance with these Articles;

	(5)	the lending of money by the Company in the ordinary course of its business, where the lending of money is part of the scope of business of the Company (only if the Company has net assets which are not thereby reduced or, to the extent that those assets are thereby reduced, if the assistance is provided out of distributable profits);

	(6)	the provision of money by the Company for contributions to employees’ share schemes (only if the Company has net assets which are not thereby reduced or, to the extent that those assets are thereby reduced, if the assistance is provided out of distributable profits).

CHAPTER 6 SHARE CERTIFICATES AND SHAREHOLDERS’ REGISTER

Article 37	The share certificates of the Company shall be in registered form.

The share certificates of the Company shall contain the following particulars:

	(1)	the Company name;

	(2)	the date on which the Company was registered as established;

	(3)	the type of shares, the value of the shares and the number of shares represented by the certificate;

	(4)	the serial number of the share certificate;

	(5)	other information as required by the Company Law, the Special Regulations and the stock exchange where the relevant shares are listed.

Article 38	The Company shall have a securities seal in Hong Kong for the purpose of authenticating the issue of H share certificates.

The Company’s shares may be transferred, gifted, inherited or charged in accordance with the stipulations of relevant laws, administrative regulations, rules and regulations of authorised departments and the Articles. The transfer and assignment of shares must be registered with the share registration organ authorised by the Company.

Article 39	The Company does not recognise the use of its shares as the subject of a mortgage.

Article 40	During their terms of office, directors, supervisors and other senior officers of the Company shall periodically report to the Company their shareholdings in the Company and changes therein and shall not transfer more than 25% of such shareholdings per year during their terms of office. The aforesaid persons shall not transfer the shares in the Company held by them within six months from the date on which their resignation from the Company comes into effect.

Article 41	Unless otherwise required by laws, administrative regulations, regulatory authorities or stock exchanges at which the shares of the Company are listed, any gains from any sale of shares of the Company by any director, supervisor, senior officer or shareholder of the Company holding 5% or more of the shares of the Company within six months after their purchase of the same, and any gains from any purchase of shares of the Company by any of the aforesaid parties within six months after sale of the same shall be disgorged and paid to the Company, and the board of directors of the Company shall recover such gains from the abovementioned parties. Notwithstanding so, this six-month limitation shall not apply to any securities company holding 5% or more of the shares of the Company which purchasing of the shareholding is as a result of its underwriting obligation.

This Article shall apply to legal person shareholders holding 5% or more of the stock of the Company with voting power and Senior Management as stipulated in these Articles, including but not limited to directors, supervisors and general manager.

If the board of directors of the Company fails to comply with the requirements in accordance with the preceding paragraph, a shareholder shall have the right to request the board of directors to effect the same within thirty days. If the board of directors fails to do so within the said time limit, a shareholder shall have the right to initiate proceedings in the People’s Court directly in his own name for the interests of the Company.

If the board of directors of the Company fails to comply with the requirements in accordance with the first paragraph, the responsible director or directors shall assume joint and several liability in accordance with the law.

Article 42	The Company’s share certificates shall be signed by the chairman of the board of directors. If the stock exchange where the shares are listed requires other senior officer’s signature, such signature shall be included. The share certificates shall be effective with affixure of the Company’s seal or a facsimile seal. Authorisation from the board of directors is required for affixing the Company seal to share certificates. Signature of the chairman or other senior officer may be made by facsimile signatures.

Article 43	The Company shall maintain a register of holders of shares and enter therein the following particulars:

(1) names, addresses, occupations or descriptions;

(2) the number of each class of shares held;

(3) the amount paid or agreed to be paid on the shares of shares held;

(4) the serial number of the shares held;

(5) the date at which each holder was entered in the register as a shareholder;

(6) the date at which each holder ceases to be a shareholder.

The register of shareholders shall be sufficient evidence, unless evidence to the contrary is shown, of shareholding in the Company.

Article 44	The Company may maintain the register of holders of overseas listed foreign shares outside the PRC in accordance with the memorandum of understanding and agreement made between the responsible securities authority of the State Council and the securities regulatory authority overseas and appoint an overseas agency for the management of such register. The original of the register of holders of overseas listed foreign shares shall be maintained in Hong Kong.

The Company shall maintain a copy of the register of holders of overseas listed foreign shares at the legal address of the Company. The overseas agency so appointed shall ensure from time to time the consistency between the original and the copy of the register of holders of overseas listed foreign shares.

In the event of inconsistency between the original and the copy of the register of holders of overseas listed foreign shares, the original version shall prevail.

Article 45	The Company shall maintain a complete register of shareholders.

The register of shareholders shall include the following parts:

	(1)	the register of shareholders maintained at the legal address of the Company other than that specified in paragraphs (2) and (3) of this Article;

	(2)	the Company’s register of holders of overseas listed foreign shares maintained at the place where the stock exchange having the shares listed is located;

	(3)	the register of shareholders deposited at other places decided by the board of directors as necessary for the listing of the Company’s shares.

Article 46	The various parts of the register of shareholders shall not overlap. The transfer of shares registered in a certain part of the shareholders’ register shall not be registered in other parts of the shareholders’ register during the existence of the registration of such shares.

All fully paid foreign shares listed in Hong Kong may be transferred freely in accordance with these Articles provided that the board of directors may without assigning any reason therefor decline to recognise any instrument of transfer, unless:

	(1)	a fee in the sum of two (2) Hong Kong dollars or such higher sum then agreed by the Hong Kong Stock Exchange is paid to the Company in respect of the registration of any transfer in the title of the shares to which it relates or for the alteration in the title of such shares or other documents;

	(2)	the instrument of transfer is only in respect of foreign shares listed in Hong Kong;

	(3)	the stamp duty payable in respect of such instrument of transfer has been paid;

	(4)	share certificates or other evidence as the board of directors may reasonably require to prove the right of the transferor to make the transfer shall be provided;

	(5)	if the shares are proposed to be transferred with joint holders, the number of joint holders shall no be more than four (4); and

	(6)	the relevant shares are free from any lien by any company.

The transfer of overseas-listed foreign shares listed in Hong Kong shall be carried out in writing through transfer instrument in normal or ordinary form or in the form acceptable to the board of directors; and such transfer instrument can be signed by hand or, if the transferor or transferee is a recognised cleaning house as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) or its attorney, signed by hand or signed in printed mechanical form. All the transfer instruments shall be maintained at the legal address of the Company or another place the board of directors may designate from time to time.

Any change or alteration to the various parts of the register of shareholders shall be conducted in accordance with the laws of the place where such part of the shareholders’ register is maintained.

Article 47	No registration of any change in the register of shareholders arising from a transfer of shares shall be effected thirty (30) days before the holding of a shareholders’ general meeting or within five (5) days before the decision is made on the distribution of dividends by the Company.

Article 48	The board of directors shall fix a date as the date for the determination of shareholders for the purposes of holding shareholders’ general meetings, distribution of dividends, liquidation and for other activities requiring determination of shareholders. Shareholders whose names are registered in the register of shareholders at the close of business on the date of determination shall be the shareholders of the Company.

Article 49	Any person objecting to the register of shareholders and requesting to have its name registered or removed from the register of shareholders may apply to a court with jurisdiction to have the register of shareholders amended.

Article 50	Any person who is registered holder of shares in the Company or who claims to be entitled to have his name entered in the register of shareholders in respect of shares in the Company may, if it appears that the certificate (the “original certificate”) relating to the shares is lost, apply to the Company for a new certificate in respect of such shares (the “relevant shares”).

Holders of domestic shares whose share certificates have been lost may apply for issue of new share certificates in accordance with the procedure set out in article 144 of the Company Law.

Holders of overseas listed foreign shares whose share certificates have been lost may apply for issue of new share certificates in accordance with the procedures laid down by the law, the rules of the stock exchange and other relevant regulations of the place where the original register of holders of overseas listed shares is located.

The issue of new share certificates to H shareholders whose share certificates have been lost shall meet the following requirements:

	(1)	the applicant shall submit an application to the Company in prescribed form accompanied by a notarial act or a statutory declaration made by the applicant stating the grounds upon which the application is made, the circumstances of the loss, and such other particulars as the case may require in order to verify the grounds upon which the application is made and that no other person is entitled to have his name entered in the register of shareholders in respect of the relevant shares;

	(2)	prior to the Company deciding to issue new share certificates, the Company not having received any statutory declaration from any person other than the applicant requesting for his name to be entered into the shareholders’ register;

	(3)	the Company shall, if it intends to issue a new share certificate, publish a notice of its intention once every thirty (30) days in a period of ninety (90) consecutive days in such newspaper as may be prescribed by the board for this purpose from time to time;

	(4)	the Company shall, prior to publication of the notice for issue of new share certificates, deliver to the stock exchange on which the relevant shares are listed a copy of the notice to be published and received confirmation from such stock exchange that the notice has been exhibited on its premises. The period of exhibition of the notice at the relevant stock exchange shall be ninety (90) days.

In the case of an application made without the consent of the registered holder of the relevant shares, a copy of the notice to be published shall be delivered to such registered holder;

	(5)	if, by the expiration of the 90-day period referred to in sub-paragraphs (3) and (4), the Company shall not have received notice of any other claim in respect of the relevant shares, the Company may issue a new certificate for the relevant shares to the applicant or as he may direct;

	(6)	where the Company issues a new certificate under this Article, it shall forthwith cancel the original certificate and enter the cancellation and issue in the register of shareholders accordingly;

	(7)	all expenses relating to an application for the cancellation of an original certificate and the issuance of a new certificate by the Company shall be borne by the applicant and the Company may refuse to take any action until reasonable security is provided.

Article 51	Where the Company issues a new certificate in compliance with these Articles, the name of a bona fide purchaser to whom the new certificate is issued or who is subsequently entered in the share register shall not be removed from the register.

Article 52	The Company shall not be liable for any damages sustained by any person by reason of the cancellation of the original certificate or the issuance of the new certificate, unless the claimant proves that the Company had acted deceitfully.

CHAPTER 7 RIGHTS AND OBLIGATIONS OF SHAREHOLDERS

Article 53	Shareholders of the Company are persons who legally hold the shares of the Company and have their names registered on the shareholders’ register.

A shareholder has rights and bears obligations in accordance with his shareholding and class of shares held by him. Shareholders of the same class have the same rights and obligations.

In the case of joint shareholders, if one of the joint shareholders has passed away, the surviving shareholder shall be deemed by the Company to have the ownership of the related shares, but the board of directors is entitled to ask for the provision of the suitable death certificate for the purpose of amendment of the register of shareholders. For joint shareholders of any shares, only the first-named shareholder in the register of shareholders has the right to receive the share certificates of the related shares, receive notices from the Company, attend shareholders’ general meetings and exercise his voting rights; and any noticed delivered to the said shareholder shall be deemed as if notice has been delivered to all of the joint shareholders of the related shares.

Article 54	Holders of ordinary shares shall have the following rights:

	(1)	to receive dividends or other forms of distribution proportional to their shareholding;

	(2)	to attend general meetings of shareholders in person or by proxy and vote proportional to their shareholding;

	(3)	to supervise the business operations and activities of the Company and to make suggestions or raise questions;

	(4)	to transfer, gift or charge shares in accordance with law, administrative regulations and these Articles;

	(5)	upon providing with evidence of the class and number of shares of the Company held, and following confirmation of the shareholder’s identity by the Company, to receive information in accordance with laws, administrative regulations and the Company Articles, including:

		1.	to obtain a copy of the Company Articles after payment of charges at cost;

		2.	to inspect and copy for reasonable charges:

			(i)	all parts of the shareholders’ register;

			(ii)	particulars of Senior Management of the Company including:

(a) present and past names and aliases;

(b) principal residential address;

(c) nationality;

(d) primary and all other business occupations;

(e) identity document and its number;

			(iii)	the share capital of the Company;

			(iv)	stubs of company bonds;

			(v)	reports showing the number and par value of shares repurchased by the Company since the end of the last financial year, the aggregate amount paid by the Company for the shares and the maximum and minimum price paid in respect of each class of shares repurchased;

			(vi)	minutes of shareholders’ meetings, resolutions of the board of directors and resolutions of the supervisory committee;

			(vii)	the Company’s regular reports and extraordinary reports;

	(6)	to receive the distribution of residual assets of the Company in proportion to their shareholding upon winding up or liquidation of the Company;

	(7)	where resolutions of the shareholders’ general meeting violate the provisions of laws or administrative regulations, and infringe the lawful rights and interests of shareholders, shareholders have the right to bring an action to request the ceasing of the abovementioned violation or infringement, and have the right to request the Company to take action seeking compensation;

	(8)	to have other rights granted by law, administrative regulations and the Company Articles.

Article 55	Holders of the ordinary shares shall assume the following obligations:

	(1)	to comply with the Company Articles;

	(2)	to pay subscription monies in respect of the shares they have subscribed for and in accordance with the agreed manner of payment;

	(3)	not to return shares other than in such circumstances stipulated by law and administrative regulation;

	(4)	not to abuse their shareholders’ rights to harm the interest of the Company or other shareholders, and not to abuse the independent legal person status of the Company and the limited liability of shareholders to harm the interest of any creditor of the Company. If a shareholder of the Company abuses its shareholder’s rights and thereby causes loss on the Company or other shareholders, such shareholder shall be liable for damages in accordance with the law. If a shareholder of the Company abuses the Company’s independent legal person status and the limited liability of shareholders for the purposes of avoiding debts, resulting in materially impairing the interests of the creditors of the Company, such shareholder shall be jointly and severally liable for the debts owed by the Company.

	(5)	to assume other obligations as imposed by law, administrative regulations and the Company Articles.

Except as agreed at the time of subscription of shares, shareholders shall not be liable to make any further contribution to the share capital.

Article 56	The Controlling Shareholder and beneficial controllers of the Company have fiduciary duties toward the Company, its public shareholders and other shareholders. The Controlling Shareholder shall exercise its rights as shareholder strictly in compliance with the law. The Controlling Shareholder shall not jeopardize the lawful interests of the Company, public shareholders and other shareholders by way of connected transactions, profit allocation, asset reorganization, external investments, fund misappropriation and borrowing undertaking, nor shall it jeopardize the interests of the Company, public shareholders and other shareholders by utilizing its controlling position.

In addition to obligations imposed by law, administrative regulations or required by rules of the stock exchanges on which the shares of the Company are listed, a Controlling Shareholder shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of the shareholders generally or of some of the shareholders of the Company:

	(1)	to relieve a director or a supervisor of his duty to act honestly in the best interests of the Company;

	(2)	to approve the expropriation by a director or supervisor for his own benefit or for the benefit of another person) in any guise of the Company’s assets, including without limitation any opportunities which are favourable to the Company;

	(3)	to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the individual rights of other shareholders, including without limitation rights to distribution and voting rights save and except pursuant to restructuring submitted to shareholders for approval in accordance with these Articles.

Article 57	For the purpose of the foregoing article, a “Controlling Shareholder” refers to a person who satisfies one of the following conditions:

	(1)	he alone or acting in concert with others has the power to elect more than half of the board;

	(2)	he alone or acting in concert with others has the power to exercise or to control the exercise of thirty per cent. (30%) or more of the voting rights in the Company;

	(3)	he alone or acting in concert with others holds thirty per cent. (30%) or more of the issued and outstanding shares of the Company;

	(4)	he alone or acting in concert with others in any other manner de facto controls the Company.

For the purposes of the foregoing Article, the term “de facto controllers” means the persons, not being shareholders of the Company, who are able to exercise de facto control over the acts of the Company through an investment relationship, agreement or other arrangement.

For the purposes of this Article, “acting in concert” means two or more persons who have reached agreement (whether orally or in writing) to achieve or consolidate control of the Company through the acquisition by any of them of voting rights in the Company.

CHAPTER 8 SHAREHOLDERS’ GENERAL MEETINGS

Article 58	The shareholders’ general meeting is the Company’s authoritative organisation which exercises its powers in accordance with law.

Article 59	The shareholders’ meetings exercise the following powers:

	(1)	to decide on the Company’s operational policies and investment plans;

	(2)	to elect and replace directors and decide on matters relating to the remuneration and liability insurance of directors;

	(3)	to elect and replace the supervisors who are representatives of the shareholders and decided on matters relating to the remuneration and liability insurance of supervisors;

	(4)	to examine and approve reports of the board of directors;

	(5)	to examine and approve reports of the supervisory committee;

	(6)	to examine and approve the Company’s proposed annual financial budget and final accounts;

	(7)	to examine and approve the Company’s profit distribution plan and plan for recovery of losses;

	(8)	to decide on increases in or reductions of the Company’s registered capital;

	(9)	to decided on issues such as merger, division, dissolution, liquidation or changing of the form of the Company and other matters;

	(10)	to decide on the issue of bonds by the Company;

	(11)	to decide on the appointment, dismissal or termination of appointment of auditors;

	(12)	to amend the Articles of the Company;

	(13)	to review any requisition by the supervisory committee or by shareholders holding shares with five per cent. (5%) or more of the total voting rights of the Company;

	(14)	to examine and approve matters relating to guarantees stipulated in Article 60;

	(15)	to consider the Company’s significant acquisition or disposal of material assets conducted within the period of one year with a value exceeding 30% of the latest audited total assets of the Company;

	(16)	to examine and approve changes in the use of proceeds;

	(17)	to examine and approve share incentive schemes;

	(18)	to authorise and entrust the board of directors to handle any matters authorised and entrusted thereto;

	(19)	to resolve other matters of the Company as required to be resolved in shareholders’ meetings in accordance with these Articles, the “Rules On Shareholders Meetings” and other laws, administrative regulations or rules and regulations of the authorised departments.

Where matters are required to be resolved in shareholders’ meetings in accordance with laws, administrative regulations, rules and regulations of authorised departments, these Articles or the Rules On Shareholders Meetings, the directors should convene a shareholders’ meeting to approve such matters, in order to guarantee shareholders’ rights of decision-making. Except to the extent that the functions and powers of a shareholders’ meeting are prohibited to be exercised on its behalf by the board of directors or other authorities and individuals by way of authorization as provided for in the laws, administrative regulations, rules and regulations of authorised departments, if the circumstances reasonably require, where it is not possible or not necessary for specific matters related to the resolutions to be by the shareholders’ meeting, the shareholders’ meeting may authorise the board of directors to make decisions within the scope of the authority entrusted by the shareholders’ meeting.

Where the resolution in relation to which the shareholders’ meeting authorises the board of directors is an ordinary resolution, then one-half of the shareholders attending the meeting (in person or by proxy) must approve the authorisation. If it is a special resolution, then two-thirds of the shareholders attending the meeting (in person or by proxy) must approve the authorisation. The content of the authorisation must be clear and specific.

Article 60	The following matters relating to guarantees provided by the Company to a third party shall be subject to the approval by shareholders at general meetings:

	(1)	any subsequent guarantee to be provided by the Company in favour of a third party when the aggregate amount of guarantees of the Company and its holding subsidiaries given in favour of third parties has already exceeded 50% of the Company’s most recently audited net asset value;

	(2)	any subsequent guarantee to be provided by the Company in favour of a third party, when the aggregate amount of guarantees of the Company given in favour of third parties has reached or has already exceeded 30% of the Company’s most recently audited total asset value;

	(3)	any guarantee to be provided by the Company in favour of an entity which is subject to a gearing ratio of over 70%;

	(4)	any single guarantee to be provided by the Company exceeding 10% of the Company’s most recently audited net asset value;

	(5)	any guarantee to be provided in favour of any shareholder, de facto controllers and their connected parties.

Article 61	Unless prior approval by special resolution of the shareholders’ meeting is obtained, the Company shall not enter into any contract with any person other than the Senior Management of the Company to entrust the management of all or a material part of the businesses of the Company to such person.

Article 62	General meetings of shareholders shall be divided into annual general meetings and extraordinary general meetings, convened by board of directors. An annual general meeting must be convened once each year, and held within six months after the end of each financial year.

The directors shall convene an extraordinary general meeting within two months of any of the following circumstances:

	(1)	the number of the directors is less than the number required by the Company Law or less than two-thirds required by these Articles;

	(2)	the unrecovered losses of the Company’s capital reach one-third of the Company’s total share capital;

	(3)	upon written requisition by the shareholders holding shares with ten per cent. (10%) or more of the total voting rights of the Company (not including proxies);

	(4)	when deemed necessary by the board of directors or proposed by the supervisors;

	(5)	when required by the Articles.

In paragraph (3) above, shareholdings will be calculated as of the day upon which the written requisition is made.

Article 63	Any requisition by the supervisory committee or by shareholders alone or together holding ten per cent (10%) or more of the total voting rights of the Company to convene an extraordinary general meeting or a class meeting shall be dealt with by the following procedures:

	(1)	by signing one or more counterpart requisitions stating the object of the meeting, require the board of directors to, and the board of directors shall as soon as possible proceed to, convene an extraordinary general meeting of shareholders or a class meeting or dispatch a notice of meeting within fifteen (15) days after receiving written request from the supervisory committee. The shareholding of the requisitionists shall be the shareholding on the date of deposit of the requisition;

	(2)	if the board of directors fails to issue a notice of meeting within thirty (30) days from the date of the receipt of the requisition, the requisitionists may themselves convene such a meeting in a manner as similar as possible as that in which meetings are to be convened by the board of directors; provided that any meeting so convened shall be convened within four (4) months of the date of receipt of the requisition by the board.

Any reasonable expenses incurred by the requisitionists by reason of the board failing to convene a meeting shall be borne by the Company and such expenses shall be set off against sums owed by the Company to the directors in default.

Article 64	The Supervisory Committee and shareholders who individually or together hold shares with five per cent. (5%) or more of the total voting rights of the Company shall have the right to move motions in writing for shareholders’ meetings.

Motions for shareholders’ meetings shall comply with the following conditions:

	(1)	the contents does not conflict with laws, regulations and the Articles, and is within the business scope of the company and the powers of the shareholders’ meeting;

	(2)	there is a clear subject and specific resolution;

	(3)	it is submitted or delivered in writing to the board of directors.

Article 65	The board of directors should be guided by the best interests of the Company in reviewing motions raised in accordance with the previous Article.

Article 66	Where the board of directors decides not to include a motion in the agenda of the shareholders’ meeting, it should provide an explanation at the shareholders’ meeting, and after the shareholders’ meeting include the motion and the board of directors’ explanations in the public announcement setting out the resolutions of the shareholders’ meeting.

Article 67	Where a shareholder who has raised a motion complying with the necessary conditions objects to the board of directors not including a motion in the agenda of a shareholders’ meeting, such shareholder may convene an extraordinary shareholders’ meeting in accordance with the procedure set out in these Articles.

Article 68	Notice of shareholders’ meeting shall be given to the shareholders forty-five (45) days (excluding the date of the meeting) before the date of the meeting in writing. The agenda, date and place of the meeting shall be notified to the shareholders whose names are on the register. The shareholders who wish to attend the meeting shall send their reply regarding the proposed attendance in writing to the Company twenty (20) days before the date of the meeting.

The Company convened a general meeting of shareholders to consider and approve Article 95 of the Articles that is related to the resolutions of public shareholders. The Company shall reannounce the notice of the general meeting of shareholders within three days after the date of share registration notwithstanding that a notice of the general meeting of shareholders has been issued.

Article 69	The location of the AGM held by the Company shall be Shanghai, Shenzhen or Hong Kong, and the specific venue shall be specified in the AGM notice.

Conditional upon the legality and validity of the shareholders’ general meeting as ensured by the Company, various ways and methods including the use of contemporary information techniques such as the setting up of a voting platform by means of internet will be adopted, in order to extend the proportion of public shareholders who can participate in the shareholder’s general meeting.

Each vote can only be exercised once either physically at a meeting, via internet or through other permitted means. If the same vote is exercised more than once, only the first vote will be accounted for.

Shareholders of the Company or their proxies who cast their votes via internet or through other permitted means shall have the right to monitor the voting results by the corresponding voting platform.

Article 70	The Company shall calculate the number of shares carrying voting rights of the shareholders who have replied to attend the shareholders’ meeting twenty (20) days before the meeting. The Company shall convene the general meeting if the number of the shares carrying voting rights of the shareholders who propose to attend is more than half of the total number of shares carrying voting rights of the Company. If the requirement is not met, the Company shall publish an announcement containing the proposed agenda, date and place of the meeting within five (5) days to re-notify the shareholders of the meeting. The Company can convene the shareholders’ meeting after having published the announcement.

An extraordinary general meeting shall not resolve on matters which are not contained in the notice of meeting.

Article 71	A notice of shareholders’ meeting shall:

(1) be in writing;

(2) specify the place, date and time of the meeting;

(3) state the general nature of business to be transacted at the meeting;

	(4)	provide such information and explanation as are necessary for the shareholders to exercise an informed judgment on the proposals put before them. Without limiting the generality of the foregoing, where a proposal is made to amalgamate the Company with another, to repurchase the shares of the Company, to reorganise the share capital structure of the Company or other restructuring, the terms of the proposed transaction shall be provided in detail together with copies of the proposed agreement, if any, and the cause and effect of such proposal shall be properly explained;

(5)

if matters relating to election of directors and supervisors are proposed to be discussed at a general meeting of shareholders, detailed information concerning the candidates shall be fully disclosed in the notice of the general meeting, which shall at least include the following:

(i) personal information relating to the candidates’ including educational background, work experience and all other positions undertaken on a part-time basis;

(ii) whether the candidates are connected with the Company, its controlling shareholders or de facto controllers;

(iii) disclosing the candidates’ shareholdings in the Company;

(iv) whether the candidates have been subject to any punishment by the China Securities Regulatory Commission or other relevant department or to any sanction by any stock exchange.

	(6)	contain a disclosure of the nature and extent, if any, of material interests of any director, supervisor, general manager or any senior officer of the Company in the transaction in the transaction proposed and the effect of the proposed transaction on them in their capacity as shareholders so far as it is different from the effect on the interest of shareholders of the same class;

	(7)	contain the text of any special resolution proposed to be resolved at the meeting;

	(8)	contain conspicuously a statement that a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend and vote for and on behalf of him and that a proxy need not also be a shareholder;

	(9)	state the record date for shareholders entitled to attend the meeting;

	(10)	state the time and place for delivery of proxy forms for use at the meeting;

	(11)	state the name and telephone number of the contact person for the meeting.

Article 72	Notice of the meeting shall be served by delivery or sent by prepaid airmail to the shareholders (whether or not entitled to vote thereat) at the addresses as registered on the shareholder register (whether that address is in the PRC or overseas). In the case of domestic shareholders, the notice may also be given by announcement.

An announcement as aforementioned refers to the announcement made in one or more newspapers specified by the relevant securities authority of the State Council within forty-five (45) days to fifty (50) days before the date of when the general meeting is to be held. Such publication shall be deemed receipt of the notice of the meeting by each holder of the domestic shares. In any event, the aforementioned announcement must at the same time be published in one or more newspapers specified by the relevant securities authority in Hong Kong.

Article 73	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

Article 74	After a notice of shareholders’ meeting has been despatched, the meeting may not be postpone without cause.

If the Company must postpone a shareholders’ meeting due to special circumstances, it must issue an announcement of the postponement at least five (5) business days prior to the date of the original shareholders’ meeting. In the announcement of the postponement, the board of directors explain the reason for the postponement and the date of the postponed meeting. If the Company postpones a shareholders’ meeting, it must not alter the original record date for shareholders entitled to attend the meeting.

Article 75	The board of directors of the Company together with other convenors shall adopt necessary measures to maintain the normal order of the general meeting of shareholders. Measures shall be taken to stop any act which interferes with or causes nuisance at a general meeting and any act which infringes the lawful interests of the shareholders. Timely report of these acts shall be made to the relevant authority for investigation.

Article 76	Any shareholder entitled to attend and vote at a meeting of the Company shall be entitled to appoint one or more other persons (whether a shareholder or not) as his proxies to attend and vote for and on behalf of him, and a proxy so appointed:

	(1)	shall have the same right as the shareholder to speak at the meeting;

	(2)	may demand or join in demanding a poll;

	(3)	may vote by hand or on a poll, but a proxy of a shareholder who has appointed more than one proxy may only vote on a poll.

Where a shareholder is a recognised clearing house as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), the shareholder may authorise one or more suitable person to act as its representative at any shareholders’ meeting or at any class meeting; however, if more than one person is authorised, the power of attorney shall clearly indicate the number and type of shares related to such authorisation. The persons who have received such authorisation may exercise the rights on behalf of the recognised clearing house (or its proxy), as if such persons were individual shareholders of the Company.

Article 77	A shareholder may appoint a proxy to attend a shareholders’ meeting by an instrument in writing. The proxy instrument shall set out the number of shares represented by the proxy. If more than one person is appointed as a proxy, the proxy instrument shall clearly set out the number of shares represented by each such person. The instrument of proxy shall be signed by the shareholder appointing the proxy or by a person duly authorised in writing to appoint such proxy. If the appointer is a legal person, the common seal of the legal person shall be affixed, or the signature of its directors or the person duly authorised to appoint such proxy.

Article 78	The proxy instrument issued by a shareholder authorising a proxy to attend a shareholders’ meeting shall set out the following information:

	(1)	the name of the proxy;

	(2)	the number of shares represented by the proxy;

	(3)	whether or not the proxy shall exercise voting rights;

	(4)	indicate in relation to each motion on the agenda of the shareholders’ meeting directions to vote for or against;

	(5)	indicate whether the proxy has the power to vote in respect of any ad hoc motions raised at the meeting, and if so specific directions in relation to the exercise of such voting rights;

	(6)	date, and period of validity;

	(7)	the signature (or seal) of the appointer or by the person duly authorised in writing to appoint such proxy; where the appointer is a legal shareholder, the seal of the legal entity or the signature of the director or the person duly authorised.

If the shareholder does not make any specific direction, the proxy instrument must clearly indicate that the proxy may vote as it sees fit.

Article 79	The instrument appointing a proxy shall be deposited at the address of the Company or such other place as specified in the notice convening the meeting 24 hours before the time for holding the meeting to which the instrument of proxy relates or 24 hours before the time specified for the vote. If the instrument of proxy is signed by an attorney authorised by the appointor, the power of attorney or other authorisation documents shall be notarised. The power of attorney or other authorisation documents so notarised shall be deposited together with the instrument of proxy at the legal address of the Company or such other place specified in the notice convening the meeting.

If the shareholder appointing a proxy is a legal person, its legal representative or any person authorised by the board of directors or by other decision making body pursuant to a resolution shall attend the Company’s shareholders’ general meeting on its behalf.

Article 80	Any form of proxy provided to the shareholders by the Company’s board of directors for the appointment of shareholders’ proxies shall allow the shareholders to elect freely to instruct the proxy in the casting of votes (in favour or against) and give instructions in respect of each matter of every business to be transacted at the meeting for which a poll is required. The instrument of proxy shall specify that if no instruction is given by a shareholder, the proxy may vote according to his own will.

Article 81	A vote given by a proxy in accordance with an instrument of proxy shall be valid notwithstanding the death or incapability of the appointor, revocation of the proxy or of the authority under which the proxy was executed or the transfer of the shares in respect of which the proxy is given, provided that no notice in writing of such matters as aforesaid shall have been received by the Company before the commencement of the meeting in connection therewith.

Article 82	Individual shareholders attending a meeting in person should produce their identity document. A proxy attending a meeting on behalf of another person should produce their identity document and the proxy instrument.

Article 83	Directors other than independent directors and shareholders complying with the relevant legal requirements may solicit voting rights at shareholders’ meetings from shareholders. Such soliciting must be without compensation, and information must be fully disclosed to the person being solicited.

Article 84

The Company is responsible for registration of attendees at a meeting. Information registered should include the name of the attendee (or organisation), identity document number, number of shares held or voting power of shares represented and name of person (or organisation) being represented.

The convenor and the legal advisers retained by the Company shall jointly verify the eligibility of the shareholders to vote based on the Company’s shareholder register provided by the securities registration and clearing authority and shall register the name of the shareholders together with the numbers of voting shares in their possession. Registration shall come to a close before the chairman of the meeting announces the number of shareholders and proxies physically present at the meeting as well as the total number of voting shares represented by the shareholders who are entitled to vote.

Prior to voting, the chairman of the meeting shall announce the number of shareholders and proxies physically present at the meeting as well as the total number of voting shares represented by the shareholders who are entitled to vote. The number of shareholders and proxies physically present at the meeting as well as the total number of voting shares represented by the shareholders who are entitled to vote shall be determined in accordance with those registered during the meeting.

Article 85	When convening a general meeting of shareholders, all directors, supervisors and the secretary of the board of directors of the Company shall attend the meeting. The general manager and other senior officers shall attend the meeting as participants.

Article 86	When a shareholders’ meeting is considering and approving matters relating to connected transactions, the relative connected shareholders may not exercise any voting rights, and the voting rights represented by the number of shares held by such connected shareholders shall not be calculated in the total number of shares valid and voting. The announcement of the resolutions of the shareholders’ meeting must fully disclose the results of the non-connected shareholders’ voting.

Article 87	Subject to Article 92, shareholders (including proxies) shall, on a poll, have voting rights corresponding to the number of shares held by them which carry voting rights and, other than in cases of cumulative voting set out in Article 123, each such share shall have one vote.

Article 88	Unless a poll is demanded by the following persons before or after a show of hands, resolutions at a shareholders’ general meeting shall be passed by a show of hands:

(1) the chairman of the meeting;

(2) at least two shareholders or proxies having the right to vote;

(3) one or more shareholders (including proxies) holding shares alone or jointly representing ten per cent. (10%) or more of the voting rights present at such meeting.

Unless a poll is demanded, a declaration by the chairman that a proposal has been adopted by a show of hands and recorded in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may be withdrawn by the person who demands it.

Article 89	A poll demanded on the election of the chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other questions shall be taken at such time as the chairman of the meeting directs, and any business other than that on which the poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

Article 90	On a poll, shareholders (including proxies) having the right to cast two or more than two votes need not cast all their votes in favour of or against a resolution.

Article 91	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting shall be entitled to a second vote.

Article 92	Resolutions of the shareholders’ general meeting shall be divided into ordinary resolutions and special resolutions.

An ordinary resolution by a shareholders’ general meeting shall require the approval of shareholders (including proxies) representing more than half of the voting rights present at the meeting.

A special resolution by a shareholders’ general meeting shall require the approval of shareholders (including proxies) representing more than two-thirds of the voting rights present at the meeting.

Shareholders (including proxies) present at the meeting should clearly indicate a vote for or against each resolution requiring a vote at the meeting. Abstentions or failures to vote will not be processed as shares with voting rights when the Company is calculating the results of voting.

Where any shareholder is under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Listing Rules”) required to abstain from voting or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.

Article 93	The following matters shall be adopted by ordinary resolution at shareholders’ general meetings:

(1) the working reports by the board of directors and the supervisory committee;

(2) the profit distribution proposal and proposal to recover losses formulated by the board of directors;

(3) the appointment or removal of the members of the board of directors and members of the supervisory committee appointed by shareholders and their remuneration, method of payment and liability insurance;

(4) the Company’s annual budget and final report, balance sheet, profit and loss accounts and other financial statements;

	(5)	the Company’s annual report;

	(6)	other matters except those required to be adopted by special resolution in accordance with the provisions of law or administrative regulations or the Company Articles.

Article 94	The following matters shall be resolved by special resolution at shareholders’ general meetings:

	(1)	increase or reduce the Company’s share capital and the issue of any type of shares, warrants and other similar securities;

	(2)	issue of corporate bonds;

	(3)	division, merger, dissolution or liquidation of the Company;

	(4)	amendments to the Company Articles;

	(5)	the Company’s significant acquisition or disposal of material assets or provision of guarantees conducted within the period of one year with a value exceeding 30% of the latest audited total assets of the Company;

	(6)	share incentive schemes;

	(7)	other matters which are resolved by shareholders by ordinary resolution and are considered by the shareholders to be material to the Company and are required to be passed by special resolution.

Article 95	The following issues shall require approval on resolutions submitted to the shareholders’ general meeting of the Company, and the approval by more than one half of the voting rights held by the public shareholders who are present at the meeting and having the domestic shares listed on the domestic market, in order for such issues to take effect or to submit such issues for application:

	(1)	the issuance of new shares to public shareholders of the Company (including overseas-listed foreign shares or other title certificates with a share nature, except for the overseas-listed foreign shares that are, upon approval at the shareholders’ general meeting by way of a special resolution, issued by the Company at a 12-month interval with a volume not exceeding 20% of the foreign shares in issue), issuance of convertible bonds of the Company or placing of shares to existing shareholders (other than those promised to be fully subscribed by the Controlling Shareholder in cash prior to the meetings);

	(2)	major asset reorganization of the Company, pursuant to which the total amount of assets purchased has exceeded the audited net nominal value of the assets purchased by 20% or above;

	(3)	the repayment of debts owed to the Company with the equities held by the shareholders in the Company;

	(4)	the foreign listing of the subsidiaries of the Company which has a material effect on the Company;

	(5)	any relevant matter which has a material effect on the interests of the public shareholders during the development of the Company.

A shareholders’ general meeting will be convened to approve and consider the resolutions stated above. A voting platform by way of internet should be provided to shareholders if the technical conditions allow.

Article 96	At the annual general meeting of shareholders, the board of directors and the supervisory committee shall report on their work for the previous year. Each of the independent directors shall also report on their work.

Directors, supervisors and senior officers shall provide responses and explanations to queries or recommendations raised by shareholders at a general meeting of shareholders, unless the matters relate to commercial secrets of the Company which cannot be disclosed at the general meeting of shareholders.

Article 97	The chairman of the board shall convene and preside over general meetings of shareholders. If the chairman of the board is unable to attend the meeting, the vice-chairman of the board shall convene and act as the chairman of the shareholders’ meeting. If both the chairman and vice-chairman are unable to attend the meeting, the chairman of the board shall designate a director of the Company to preside over the shareholders’ meeting on his behalf. If no chairman has been so designated, the shareholders present at the meeting shall choose one of their members to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of shares carrying the right to vote present in person or by proxy at the meeting shall preside as the chairman.

Article 98

Before a resolution is decided on a motion at a general meeting of shareholders, two representatives of the shareholders shall be nominated to participate in counting the votes as well as supervising the counting process. If a shareholder is interested in the matters under consideration, the relevant shareholder and his proxies shall not participate in counting the votes or supervising the counting process.

At the time of deciding on a motion by voting at a general meeting, legal advisers, representatives of shareholders and representatives of supervisors shall participate in counting the votes as well as supervising the counting process. They shall announce the voting results to the meeting. The voting results in connection with the resolution shall be recorded in the minutes.

At any general meeting of shareholders, the chairman shall be responsible for deciding whether any resolution has been carried or not and the result of this decision shall be announced to the meeting and recorded in the minutes thereof and shall be conclusive.

Article 99	If the chairman has any doubt about the results of voting on a resolution, he may take a poll. If the chairman does not demand a poll, and if any of the shareholders or proxies attending the meeting have any doubts about the results announced by the chairman, they have the right to demand a poll immediately after such announcement, and the chairman shall immediately conduct a poll.

Article 100	If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting.

Article 101

A general meeting of shareholders shall not be declared closed for shareholders who attend in person at a time earlier than for those shareholders who attend via internet or other permitted means. The chairman of the meeting shall announce to the meeting the voting details and results of each motion and shall declare whether or not a motion is adopted on the basis of the relevant voting results.

Prior to announcing the voting results, all those who are involved in the meeting whether in person or via internet or other permitted means, including any companies, persons responsible for counting the votes, persons responsible for supervising the counting process, internet service providers and other relevant parties shall have the obligation to keep matters related to voting confidential.

Article 102	Minutes of a general meeting of shareholders shall be kept and such minutes shall be prepared by the secretary of the board of directors. Minutes of general meetings of shareholders should set out the following:

(1) the date and venue for convening the meeting, meeting agenda and the name of the convenor;

(2) the name of the chairman of the meeting as well as those of the directors, supervisors, general manager and other senior officers who attend the meeting as attendees and participants;

	(3)	the number of shareholders and proxies attending the meeting, the total number of voting shares represented by the shareholders who are entitled to vote; the proportion of the number of voting shares represented by the shareholders who are entitled to vote out of the total number of shares of the Company; the number of voting shares represented by public shareholders holding domestically listed shares (including their proxies) and the number of voting shares represented by shareholders holding non-circulating shares (including their proxies) and their respective proportions out of the total number of shares of the Company; the individual voting results for each motion of the public shareholders holding domestically listed shares and shareholders holding non-circulating shares;

	(4)	a description of the considerations taken for each motion, the main points put forward by each speaker relating thereto and the voting results thereof;

	(5)	details of queries and recommendations of the shareholders and the corresponding response or explanation in relation thereto;

	(6)	the names of the legal advisers and persons responsible for counting the votes and for supervising the counting process; and

	(7)	other contents which should be recorded in the minutes as provided for in the Articles of Association.

The convenor shall ensure that the content of the minutes shall be true, accurate and complete. Minutes shall be signed by attendees of the meeting, including the directors, supervisors, secretary of the board of directors, the convenor or its representative and the chairman of the meeting. Minutes shall together with the register relating to shareholders present at the meeting in person and by proxy by way of issuing a proxy form or via internet or other permitted means, be kept by the Company at the Company address for an indefinite period of time.

Article 103	Copies of the minutes of meetings shall be made available for inspection by shareholders during the business hours of the Company free of charge. If any shareholder requests for a copy of any minutes, the Company shall send a copy to him within seven (7) days after receipt of reasonable charges.

Article 104	A public announcement of resolutions of a general meeting of shareholders should set out the number of shareholders (or proxies) attending the meeting, the number of shares (or proxies) represented and the proportion of the Company’s total shares with voting power thereby represented, the method of voting and the results of voting for each resolution. For resolutions proposed by shareholders, the announcement should set out the name of the shareholder proposing the resolution, the proportion of shares held and the content of the resolution.

For resolutions not passed at the meeting, or where shareholders amend a resolution, the directors should provide an explanation in the public announcement of resolutions of the general meeting of shareholders.

Article 105	The convenor shall ensure that a general meeting of shareholders is held on a continuous basis until a final resolution is adopted. If a general meeting is suspended or no resolution can be adopted due to force majeure or other exceptional reasons, necessary measures shall be taken so as to promptly re-convene the general meeting or to directly terminate the then general meeting, and public announcement relating thereto shall also be made on a timely basis. At the same time, the convenor shall report the same to the local office of China Securities Regulatory Commission and to relevant stock exchanges.

Article 106	At a general meeting of shareholders, the Company shall retain legal advisers and obtain legal advice in relation to the following issues which shall be incorporated into the shareholders’ resolutions for announcement purposes:

	(1)	whether the procedures for convening and holding a general meeting comply with the requirements of the laws, administrative regulations and these Articles of Association;

	(2)	whether attendees or the convenor of a general meeting meet the requisite legal requirements;

	(3)	whether the voting procedures for and the voting results of the general meeting are lawful and valid; and

	(4)	issuance of legal opinions on other relevant issues at the request of the Company.

Article 107	If a motion in respect of the distribution of cash or bonus shares, or in connection with the capital increase by conversion from common reserve funds, is adopted at a general meeting of shareholders, the Company shall implement such distribution within two months of the relevant general meeting.

CHAPTER 9 SPECIAL PROCEDURES ON CLASS MEETINGS

Article 108	Holders of different classes of shares are class shareholders.

Class shareholders shall have the same rights and obligations in accordance with law, administrative regulations and the Company Articles.

Article 109	Rights conferred on any class shareholder (“class rights”) may not be varied or abrogated unless approved by a special resolution of shareholders in general meeting and by shareholders of that class at a separate shareholders’ meeting held in accordance with Articles 106 to 112.

Article 110	The following shall be deemed to be a variation or abrogation of the class rights:

	(1)	to increase or decrease the number of shares of such class, or increase or decrease the number of shares of a class having voting or distribution rights or other privileges equal or superior to the shares of such class;

	(2)	to effect a conversion of all or a part of the shares of such class into another class or to effect a conversion or create a right of conversion of all or part of the shares of another class into the shares of such class;

	(3)	to remove or reduce rights to dividends, rights to accrued dividends or rights to cumulative dividends of such class;

	(4)	to reduce or remove the preferential rights to dividends of such class or the preferential rights to asset distributions of such class upon liquidation of the Company;

	(5)	to add, remove to reduce the rights to conversion, option, voting, transfer, preferential placement or acquisition of the Company’s securities of such class;

	(6)	to remove or reduce the rights to receive payment in particular currencies of such class;

	(7)	to create a new class of shares having voting or distribution rights or other privileges equal or superior to the shares of such class;

	(8)	to restrict the transfer or ownership of the shares of such class or add to such restrictions;

	(9)	to allot and issue rights to subscribe for, or to convert into, shares in the Company of such class or another class;

	(10)	to increase the rights or privileges of another class;

	(11)	to restructure the Company where the proposed restructuring will result in different classes of shareholders bearing a disproportionate burden of such proposed restructuring;

	(12)	to vary or abrogate this Article.

Article 111	Shares of the affected class, whether or not otherwise carrying the right to vote at general meetings, shall nevertheless carry the right to vote at class meetings in respect of matters concerning Articles 107(2) to 107(8), Articles 107(11) to 107(12), but Interested Shareholder(s) shall not be entitled to vote at class meetings.

The meaning of an Interested Shareholder as mentioned in the foregoing paragraph shall be:

(1)	in the case of repurchase of shares by making a general offer to the shareholders in proportion to their shareholding or repurchasing their shares in public on a stock exchange under Article 30, an “Interested Shareholder” means the
Controlling Shareholder as defined in Article 57;

(2) in the case of a repurchase of shares by an off-market contract under Article 30, an “Interested Shareholder” means a holder of the shares to which the proposed contract relates;

(3) in the case of a restructuring of the Company, an “Interested Shareholder” means a shareholder within a class who bears less than a proportionate burden imposed on that class under the proposed restructuring or who has an interest in the proposed restructuring different from the interest of shareholders of that class.

Article 112	Resolutions of any class shareholders’ meeting shall be made by more than two-thirds of the votes of the shareholders whose shares carry rights to vote of that class present at that meeting in accordance with Article 108.

Article 113	Notice of class shareholders’ meeting shall be given to the class shareholders forty-five (45) days (exclusive of the date of meeting) before the date of the meeting in writing. The agenda, date and place of the meeting shall be notified to all of the class shareholders whose names are on the register (regardless of whether the registered address of such shareholders are within or outside the PRC). The class shareholders who wish to attend the meeting shall send their reply regarding the proposed attendance in writing to the Company twenty (20) days before the date of the meeting.

The Company shall convene the class shareholders’ meeting if the voting rights of the class shareholders who propose to attend hold shares carrying more than half of the total voting rights of that class. If the requirement is not met, the Company shall publish an announcement (by publication in newspapers) containing the proposed agenda, date and place of the meeting within five (5) days to re-notify the shareholders of the meeting. The Company can convene the class shareholders’ meeting after having published the announcement.

Article 114	Notice of class shareholders’ meeting needs only be served on class shareholders who are entitled to vote thereat.

Meeting of any class of shareholders shall be conducted as nearly as possible as general meetings of shareholders. The provisions of these Articles relating to any meeting of shareholders shall apply to any meeting of a class of shareholders.

Article 115	Save and except for other classes of shares, holders of domestic shares and overseas listed foreign shares are deemed to be different classes of shareholders.

The special procedures of approval by separate class shareholders shall not apply to the following circumstances:

(1) where the Company issues, upon approval by a special resolution of the shareholders in a general meeting, either separately or concurrently once every twelve months, not more than twenty per cent. (20%) of each of the existing issued domestic shares and overseas listed foreign shares of the Company; or

(2) where the Company’s plan to issue domestic shares and overseas listed foreign shares on establishment is implemented within fifteen (15) months from the date of approval by the State Council Securities Commission.
CHAPTER 10 BOARD OF DIRECTORS
Article 116	The Company shall have a board of directors which shall consist of twelve (12) members, of which more than one-third shall be independent (non-executive) directors (that is, directors who are independent from the shareholders of the Company and do not hold any office in the Company, hereinafter referred to as “independent directors”), and at least one independent director shall be an accounting professional (that is, a person holding a senior position or a certified accountant).

There shall be one (1) chairman and one (1) to two (2) vice-chairman.

The board of directors may establish such committees as the strategic planning (development), audit, remuneration and nomination committees based on need. Of these committees, the audit, remuneration and nomination committees shall have independent directors as a majority of its members.

Each specialist committee shall have the following basic responsibilities:

(1) Major responsibilities of the audit committee are:

(i) to propose the engagement or removal of external auditor;

(ii) to oversee the internal audit system of the Company and its implementation;

(iii) to be responsible for the communications between the internal auditor and the external auditor;

(iv) to examine and verify the financial information of the Company and the disclosure thereof; and

(v) to examine the internal control system of the Company.

(2) Major responsibilities of the remuneration committee are:

(i) to consider the standards of evaluation of directors, general manager and other senior officers, to conduct evaluation and to provide recommendations in connection therewith; and

(ii) to consider and develop the remuneration policies and proposals for the directors, general manager and other senior officers.

The board of directors shall have one or more directors as executive directors. The executive directors shall be responsible for matters as entrusted by the board.

Article 117

The independent directors shall perform their duties faithfully to protect the interests of the Company, and should particularly ensure that the lawful interests of public shareholders shall not be jeopardized.

Independent directors shall perform their duties independently and none of them shall be influenced by the Company’s substantial shareholders, beneficial controllers or entities or parties that are interested in the Company, its substantial shareholders or beneficial controllers.

Article 118	Directors shall be natural persons, and are not required to hold shares in the Company.

Directors shall be elected by shareholders at shareholders’ general meetings. The term of office of the directors shall be three (3) years. The directors may be re-elected after the expiration of their term, however independent directors may not serve for terms exceeding six (6) years.

The chairman and vice-chairman shall be appointed and removed from office by more than half of all the directors. The term of office of the chairman and vice-chairman shall be three years and they may be re-elected after the expiration of their term.

Article 119	The candidates for election as directors shall be placed as a resolution before a general meeting of shareholders.

Candidates for independent directors may be nominated by the board of directors, supervisory committee or shareholders individually or together holding one per cent. (1%) or more of the Company’s shares, and shall be elected by the shareholders at shareholders’ general meetings.

Candidates for directors other than independent directors may be nominated by the board of directors, supervisory committee or shareholders individually or together holding shares with voting rights representing five per cent. (5%) or more of the Company’s shares, and shall be elected by the shareholders at shareholders’ general meetings.

Article 120	The following procedure must be followed prior to electing independent directors:

	(1)	Before nominating a candidate for election as an independent director, the nominator should first obtain the consent of the nominee, and fully understand the nominee’s qualifications, education, profession, detailed working experience and other positions held, and said nominator is responsible for providing such written materials to the Company. The candidate shall provide a written undertaking to the Company, agreeing to accept the nomination, confirming the truthfulness and completeness of the publicly disclosed materials relating to the candidate and guaranteeing that following election they will practically carry out the responsibilities of a director.

	(2)	The nominator of the independent director must make a statement regarding the qualifications and independence of the nominee, and the nominee must make a public declaration that there does not exist any relationship between himself and the Company which may influence his independent objective judgement.

	(3)	If the nomination of a candidate for independent director occurs before the Company holds a meeting of the board of directors, then the written materials regarding the nominee set out in paragraphs (1) and (2) of this Article shall be published in the same announcement as that containing the resolutions of the board of directors.

	(4)	If shareholders alone or together holding five per cent. (5%) or more of the voting rights of the Company or the supervisory committee propose a motion at the annual general meeting of shareholders for the election of an independent director, then written notice of the intention of such person(s) nominating the candidate and the willingness of the nominee to accept the nomination, together with the written materials and undertakings relating to the nominee set out in paragraphs (1) and (2) of this Article, shall be delivered to the Company during a period of not less than seven (7) days commencing no earlier than the day after the despatch of the notice of such annual general meeting of shareholders and ending no later than seven (7) days before the date of such annual general meeting of shareholders.

	(5)	When a notice convening the shareholders’ general meeting for the election of independent directors is announced, the Company should submit relevant materials regarding all nominees simultaneously to the stock exchanges authorized by the securities regulatory and administrative organs under the State Council on which the Company’s shares are listed. If the board of directors have any objections to the nominees, it should also submit its written opinions at the same time. Where the relevant stock exchanges have any objections to a nominee, that person shall not be a candidate for election as independent director. When convening a general meeting of shareholders to elect independent directors, the board of directors of the Company should explain whether the relevant stock exchanges have any objections to any of the candidates for election as independent director.

Article 121	Prior to electing non-independent directors, the following procedure should be followed:

	(1)	Before nominating a candidate for election as a non-independent director, the nominator should first obtain the consent of the nominee, and fully understand the nominee’s qualifications, education, profession, detailed working experience and other positions held, and said nominator is responsible for providing such written materials to the Company. The candidate shall provide a written undertaking to the Company, agreeing to accept the nomination, confirming the truthfulness and completeness of the publicly disclosed materials relating to the candidate and guaranteeing that following election they will practically carry out the responsibilities of a director.

	(2)	If the nomination of a candidate for non-independent director occurs before the Company holds a meeting of the board of directors, then the written materials regarding the nominee set out in paragraph (1) of this Article shall be published in the same announcement as that containing the resolutions of the board of directors.

	(3)	If shareholders alone or together holding five per cent. (5%) or more of the voting rights of the Company or the supervisory committee propose a motion at the annual general meeting of shareholders for the election of a non-independent director, then written notice of the intention of such person(s) nominating the candidate and the willingness of the nominee to accept the nomination, together with the written materials and undertakings relating to the nominee set out in paragraph (1) of this Article, shall be delivered to the Company during a period of not less than seven (7) days commencing no earlier than the day after the despatch of the notice of such annual general meeting of shareholders and ending no later than seven (7) days before the date of such annual general meeting of shareholders.

Article 122	Independent directors must fulfil the following basic conditions:

	(1)	be qualified to act as a company director pursuant to PRC and overseas laws and regulations;

	(2)	possess the independence required pursuant to these Articles;

	(3)	possess a basic knowledge of the operations of a listed company, and be familiar with the relevant laws, administrative regulations, rules and codes;

	(4)	have at least five (5) years working experience in law, economics or other area required for the fulfilment of responsibilities as an independent director.

Article 123	If the controlling shareholder of the Company exercise more than 30% control, when resolutions are proposed for the election of directors at a shareholders’ general meeting, the cumulative voting method shall be adopted, thus when a shareholders’ general meeting is electing two or more directors, each share held by a shareholder participating in the vote has equal voting rights in relation to the total number of candidates for election as directors, and a shareholder may either vote all of their shares on one person, or divide their votes across several persons. The main contents of the cumulative voting system are as follows:

	(1)	when two or more directors are required to be elected, the cumulative voting method must be adopted;

	(2)	when the cumulative voting method is adopted, each share held by a shareholder has equal voting rights in relation to the number of candidates for election as directors;

	(3)	the notice of meeting must inform shareholders that the cumulative voting system will be adopted for the resolutions for the election of directors. The persons convening the meeting must prepare ballots suitable for the implementation of the cumulative voting method, and a written explanation of the cumulative voting method, instructions for filling in ballots and the method of counting votes must be provided;

	(4)	when the shareholders’ general meeting is voting on the resolutions for the election of directors, shareholders may divide their voting rights, and vote a proportional number of the shares held for each of the candidates for election as director. Alternatively, shareholders may concentrate their voting rights, and vote all of the voting rights represented by the shares held in favour on one particular candidate for election as director, or vote part of the voting rights represented by the shares held in favour of a certain number of the candidates for election as director;

	(5)	after a shareholder has concentrated the voting rights represented by all of the shares held by him on one or a certain number of candidates for director, he may not exercise his voting rights again in respect of other candidates for director;

	(6)	if the total number of votes exercised by a shareholder concentrating his voting rights on one or a certain number of candidates for director exceeds the total number of voting rights represented by the shares held by that shareholder, that shareholder’s vote is invalid, and will be deemed to be an abstention. If the total number of votes exercised by a shareholder concentrating his voting rights on one or a certain number of candidates for director is less than the total number of voting rights represented by the shares held by that shareholder, that shareholder’s vote is valid, and those voting rights not exercised will be deemed to be abstentions;

	(7)	where the total number of votes in favour won by a candidate for director exceeds one-half of the total of number of shares with voting rights represented by shareholders attending the general meeting (based on the non-cumulative number of shares) and the total number of votes in favour exceeds the total number of opposing votes, that candidate will be elected as a director. If the number of directors so elected exceeds the number of positions available for director, then those receiving the most number of votes in favour shall be elected as directors (provided that where those receiving relatively less votes in favour have an equal number of votes in favour, which would cause the number of persons elected to exceed the positions available, then such candidates will be deemed to have not been elected). If an insufficient number of directors are elected at the shareholders’ general meeting to fill the positions available, then a further vote will be conducted for the remaining positions, until such point as all positions for director have been elected;

	(8)	where the general meeting holds a new round of election for directors in accordance with the requirements set out in paragraph (7) above, the cumulative votes of the shareholders shall be re-calculated based on the number of directors elected in each round of election.

	(9)	Independent directors and other members of the board of directors are elected separately.

Article 124	Subject to compliance with all relevant laws and administrative regulations, the shareholders’ general meeting may by ordinary resolution remove any director whose term of office has not expired (however this will not prejudice any request for compensation which may be raised pursuant to any contract).

Article 125

Directors may resign prior to the expiration of their term of office. A director may resign by submitting written notice of his resignation to the board of directors, and if an independent director must in addition provide explanations of any matters related to his resignation or which he believes should be brought to the attention of shareholders and creditors of the Company.

Subject to Article 126 of these Articles of Association, a director’s resignation shall be effected when the written notice of resignation is received by the board of directors. The board of directors shall disclose such resignation within 2 days of receipt of the written notice.

Article 126	If the resignation of a director would lead the board of directors of the Company to have less than the legally required number of directors, then such director’s notice of resignation will only become effective after a new director has been appointed to fill the vacancy so caused by his resignation. The remaining members of the board of directors must forthwith convene an extraordinary meeting of shareholders in order to appoint a director to fill the vacancy caused by the resignation. Prior to the shareholders’ general meeting resolution to elect the director, the resigning director and remaining directors powers should be reasonably restricted.

If the resignation of an independent director would lead the board of directors of the Company to have less than the minimum proportion of independent directors required by these Articles, then such independent director should continue to perform his/her duties in compliance with the requirements of the law, administrative regulations and the Articles until the commencement of the term of an elected replacement. The board of directors should convene a shareholders’ general meeting to elect a new independent director within two months. If a shareholders’ general meeting is not convened within the prescribed period, such independent director does not have to perform the duties thereafter.

Article 127	The board of directors shall be responsible to the shareholders’ general meeting and shall exercise the following powers:

	(1)	to be responsible for convening shareholders’ general meetings and reporting on its work to the shareholders’ general meeting;

	(2)	to implement the resolutions of the shareholders’ general meetings;

	(3)	to decide on the Company’s business plans and investment proposals;

	(4)	to formulate the Company’s proposed annual financial budget and final accounts;

	(5)	to formulate the Company’s profit distribution plan and plan for recovery of losses;

	(6)	to formulate the Company’s financial strategy, proposals for increases in or reductions of the Company’s registered capital and the issue of any kind of securities (but not limited to corporate bonds) and plans for their listing or the repurchase of the shares of the Company;

	(7)	to prepare plans for major acquisitions or disposals, and for the merger, division, dissolution or changing of the form of the Company;

	(8)	to formulate the proposal for amendments to the Company Articles;

	(9)	to decide on matters relating to foreign investment, purchase or sale of assets, mortgage of assets, provision of guarantees, entrusted asset management and connected transactions by the Company within the scope of authority conferred by the general meeting;

	(10)	to appoint or dismiss the Company’s general manager, and pursuant to the general manager’s nomination, to appoint or dismiss deputy general manager and financial officers of the Company; to appoint or dismiss the company secretary; and to decide on their remuneration;

	(11)	to appoint or change the members of the boards of directors and supervisory committees of the Company’s wholly-owned subsidiaries, to appoint, change or recommend shareholder representatives, directors (or candidates) and supervisors (or candidates) to the Company’s controlled subsidiaries or subsidiaries in which the Company holds shares;

	(12)	to decide on the establishment of the Company’s internal management structure;

	(13)	to decide on the establishment of branch entities of the Company;

	(14)	to formulate the Company’s basic management system;

	(15)	to administer the disclosure of information by the Company;

	(16)	to submit nominations for the appointment or change of accounting firms as the auditors of the Company to the shareholders’ general meeting;

	(17)	to review the work reports of the general manager and monitor the work of the general manager;

	(18)	to decide other major matters and administrative matters not required by law, administrative regulations or these Articles to be decided by the shareholders’ general meeting, and to sign other major agreements;

	(19)	to exercise other powers as authorised by laws, administrative regulations, the rules and regulations of authorised departments or the Company Articles or shareholders’ general meeting.

Save and except for the matters in sub-paragraphs (6), (7), (8) above which require the consent of more than two-thirds of all the directors, all the other matters may be decided upon by more than half of all the directors.

Article 128	Where the board of directors are in unanimous agreement, the powers of the board of directors set out in the previous Article may be delegated to one or more directors, however matters relating to the major interests of the Company should be decided by the entire board of directors. The scope of delegation by the board of directors must be clear and specific.

Article 129	Major connected transactions of the Company as well as the appointment or removal of auditors shall require the approval by more than one half of the independent directors before presenting to the board of directors for discussion. The proposal to convene an extraordinary general meeting of shareholders by independent directors to the board of directors, the proposal to convene a meeting of the board of directors and the solicitation of proxies from shareholders publicly prior to the shareholders’ general meeting shall require approval by more than one half of independent directors. Subject to the approval by all independent directors, the independent directors may independently appoint external auditors and consultants to conduct auditing and consultation on specific issues and the relevant costs shall be borne by the Company.

Article 130	Other than the powers set out in the previous Article, independent directors should also express their independent opinion on the following major matters to the board of directors or shareholders’ general meeting:

(1) nomination or removal of directors;

(2) appointment or removal of Senior Management;

(3) the remuneration of directors and Senior Management;

(4) existing or new loans or other financial transaction between the Company and its shareholders, actual controlling persons or related enterprises which equal to or exceed the recognised standards of major connected transactions that must be approved by the board of directors or shareholders’ general meeting (as determined by the standards promulgated from time to time by the authorised regulatory bodies), and whether the Company has taken effective measure to be repaid amounts owing;

(5) matters which the independent directors believe may harm the rights and interests of minority shareholders;

(6) any other matters on which the independent directors are required to express an independent opinion pursuant to the laws, regulations, listing rules and other rules of the places where the shares of the Company are listed.

In relation to the above matters, independent directors should express one of the following opinions: (1) agree; (2) qualified opinion and reasons therefore; (3) oppose and reasons therefore; (4) unable to form an opinion and impediments to doing so.

If the matter is a matter requiring disclosure, the Company must announce the opinions of the independent directors. Where the independent directors are divided and are not able to provide a unanimous opinion, the board of directors should separately disclose the opinions of each independent director.

Article 131	The independent directors shall attend the meeting of the board of directors regularly in order to understand the production and operation of the Company, initiate investigation, and obtain the situation and information necessary for making decisions. An annual report from all independent directors describing the situations regarding the performance of their duties shall be submitted by the independent directors to the annual general meeting of the Company.

Article 132	The Company shall establish a system governing the work of independent directors. The secretary to the board of directors shall take the initiative to assist the independent directors for the performance of their duties. The Company shall provide independent directors with working conditions necessary for the performance of their duties, ensure independent directors have the rights to be informed same as that of other directors, and provide independent directors with relevant materials and information in a timely manner. The Company shall also provide regular reports on its operations and organize on-site visits for independent directors when necessary.

Article 133	The board of directors must explain to the shareholders’ general meeting when a registered accountancy firm issues a non-standard audit opinion in respect of the Company’s financial statements.

Article 134	The board of directors shall formulate “Rules for Meetings of the Board of Directors”, in order to ensure the effective working and scientific policy-making of the board of directors.

Article 135	When the board of directors makes a decision regarding the entering of new markets, mergers and acquisitions or investments in new fields, where the amount of investment or assets being acquired exceed ten per cent. (10%) of the Company’s net assets, a consultancy body should be appointed to provide an expert opinion, as a major basis of the board of directors’ decision.

The “Rules for General Meetings of Shareholders” and “Rules for Meetings of the Board of Directors” should set out regulations for the limitations on the power of the board of directors to approve the use of the Company’s assets for investment (including venture capital investment). The board of directors should establish strict review and approval procedures for venture capital investments.

For major investment projects exceeding the board of directors’ approval limits, the board of directors must organise relevant experts and specialists to assess the projects, and report to the shareholders’ general meeting for approval.

Article 136	The board of directors, in disposing of the Company’s fixed assets, shall not without the prior approval of the shareholders in general meeting, dispose of or agree to dispose of any fixed assets of the Company where the aggregate of the expected value or amount of consideration for the proposed disposition and any fixed assets of the Company which have been disposed of in the period of four (4) months immediately preceding the proposed disposition exceeds thirty-three per cent. (33%) of the value of the Company’s fixed assets as shown in the last balance sheet submitted to the shareholders in shareholders’ general meeting.

For the purpose of this Article, a disposition includes an act involving some transfer of an interest in assets other than by way of security.

The validity of a disposition by the Company shall not be affected by a breach of the first paragraph of this Article.

Article 137	The chairman of the board of directors shall exercise the following powers:

	(1)	to preside over shareholders’ general meetings and convene and preside over meetings of the board of directors;

	(2)	to organise the implementation of the responsibilities of the board of directors, and to supervise the implementation of board resolutions;

	(3)	to sign the Company’s securities;

	(4)	to sign major documents of the board of directors and other documents which require signature by the legal representative of the Company;

	(5)	to exercise the powers of the legal representative;

	(6)	in the case of major natural disaster or other circumstances of force majeure, to exercise special management of matters of the Company in accordance with laws, regulations, and the interests of the Company, and subsequently to report to the board of directors and shareholders’ general meeting;

	(7)	to exercise other powers as authorised by the board of directors.

When the chairman is unable to perform his duties, the vice-chairman or other director designed by the chairman shall perform his duties on his behalf.

Article 138	Meetings of the board of directors shall be convened at least four times per year by the chairman. Notice of meeting shall be given to all the directors at least fourteen(14) days prior to the meeting.

Article 139	In any one of the following circumstances, the chairman should convene and chair an extraordinary meeting of the board of directors within ten working days:

	(1)	shareholders representing not less than one-tenth of the voting rights requisition a meeting;

	(2)	not less than one-third of the directors together requisition a meeting;

	(3)	not less than one-half of the independent directors together requisition a meeting;

	(4)	the supervisory committee requisitions a meeting;

Where the chairman cannot convene an extraordinary meeting of the board of directors for special reasons, the chairman shall appoint the vice-chairman or other director to convene the meeting. Where the chairman fails to convene the meeting without cause and fails to appoint any person to convene the meeting on his behalf, a director may be nominated by the vice-chairman or more than half of all the directors to convene the meeting.

Article 140	Notice of meeting of the board of directors shall be given in the following manner:

	(1)	regular meetings of the board may be held without notice if the time and place of such meetings have been fixed in advance by the board;

	(2)	notice of the time and place of meetings of the board, for which a time and place have not otherwise been fixed in advance by the board, shall be given by the chairman to the directors by telex, telegram, telefax, courier, registered airmail or personal delivery not less than ten (10) days in advance;

	(3)	notices shall be given in the Chinese language. An English version may be attached if necessary. The agenda shall also be given. Any of the directors may waive his right to receive notice of board meeting;

	(4)	any director may waive his rights to receive notice of board meeting.

Article 141	Notice of meeting of the board of directors shall include the following:

	(1)	the time and place of the meeting;

	(2)	the duration of the meeting;

	(3)	the agenda of the meeting, particulars of the resolutions to be considered at the meeting and any documents or information relevant to the board meeting;

	(4)	the date of the notice.

Notice is deemed to be given to any director who attends the meeting without objecting, before or at its commencement, for not receiving any notice.

Article 142	The quorum for a meeting of the board of directors is half or more of the members of the board (including directors who appoint other directors as proxies). Each member of the board shall have one vote. Any board resolution shall be passed by more than half of all the directors. When there is a tie, the chairman of the board shall have a casting vote.

All resolutions passed by the executive directors committee shall be passed by two-thirds of all the executive directors attending the meeting. Regular meetings of the executive directors committee shall be convened by the chairman or the executive director appointed by the chairman. The resolutions of such meeting shall be circulated to all directors for the purpose of managing workflow.

Article 143	The directors should attend board meetings in person. Should any directors be unable to attend the meeting, he may authorise another director by a way of a written instrument of proxy to attend on his behalf. Should any independent director be unable to attend the meeting, he may authorise another independent director by way of a proxy form to attend on his behalf. The proxy form shall set out the name of the proxy, the matter the appointment relates to, scope of authority and should be signed or sealed by the appointer.

Any director acting as a proxy shall exercise the right of the appointment director within the scope of authority as set out in the proxy form. In the event that no proxy is appointed by the absent director to attend a board meeting, the absent director shall be deemed to have waived his right to vote at such a meeting.

Article 144	If an independent director fails to attend three consecutive board meetings in person, the board of directors shall propose at the shareholders’ general meeting to remove that independent director. Before the expiry of his term of office, an independent director shall not be removed from his/her office without a legitimate cause. Where an independent director is removed from his/her office before the expiry of his/her term, the Company shall make special disclosure of the termination of his/her office. The independent director being removed may make a public declaration if he/she believes that he/she has been removed improperly.

Other directors shall be deemed as failing to carry out their duties if they fail to attend two consecutive board meetings in person and to appoint an alternate director to attend board meetings on their behalf. The board of directors shall propose at the shareholders’ meeting for the removal of such directors.

Article 145	Expenses incurred by the directors in attending board meetings shall be paid by the Company. Such expenses shall include transportation costs from the place where the director is located to the place of the meeting and the cost of accommodation and meals during the period the meeting is held. Incidental expenses, such as the rent of the place of the meeting and local transportation, shall also be borne by the Company.

Article 146	A written resolution may be adopted by the board of directors if such resolution has been sent to all the directors and affirmatively signed by the number of directors which would form the quorum required to pass such a resolution. Such written resolution shall become a directors resolution in lieu of a board meeting, provided that such written resolution is sent to the secretary of the board of directors.

Article 147	The minutes of the board resolutions discussed in the board meetings shall be recorded in the Chinese language.

The board minutes shall include the following:

	(1)	date, time, the name of the convener and the chairman;

	(2)	name of the directors, the person preparing the proxy and the proxy attending;

	(3)	agenda of the meeting;

	(4)	the key points of the directors’ views as expressed at the meeting (in the case of a written resolution, the key views of the directors set out in writing);

	(5)	the opinion of the independent directors and whether such opinion is consistent with that of the directors;

	(6)	the mechanism and results of voting for each resolution (the results shall include the number of votes cast for and against the resolution and the number of votes that abstained;

	(7)	the signature of the directors.

The opinions of the independent directors expressed shall be stated in the board resolution. The minutes of the board meeting shall be given to all directors as soon as practicable. Directors who wish to amend or supplement the minutes shall submit a written report setting out his comments to the chairman of the board within one week of this receipt of the draft minutes circulated. Once the board minutes have been finalised, all attending directors, the Secretary and the person recording such minutes shall sign the board minutes. The board minutes shall be kept in the Company’s office in PRC and a complete copy of the minutes shall be provided to each director.

Article 148	The board of directors shall be responsible for the resolutions passed. If any of the board resolution violates the law, administrative regulations or the Company Articles and causes serious damage to the Company, such directors who voted in favour of such resolution shall be liable to the Company. Any director who abstained from voting or did not attend the meeting in person but appointed a proxy to attend shall not be exempted from liability. Any director who had objected to the resolution during discussions in the board meetings but did not vote against such resolution shall not be exempted from liability. Any directors who voted against such resolution and whose voting was recorded in the minutes of the board meeting shall be exempted from such liability.

CHAPTER 11 COMPANY SECRETARY

Article 149	The Company shall have a secretary of the board of directors (“the Secretary”) who shall be a senior officer of the Company. The board of directors may set up a company secretarial working committee should the need arise.

Article 150	A director or other senior officers of the Company may be appointed to act as the Secretary. The accountants of the accounting firm and lawyers of the law firm employed by the Company shall not be appointed to act as the Secretary.

Where the Secretary is also a director of the Company and an act is required to be done by that director and the Secretary separately, a person who is both the Secretary and the director may not perform the act in both capacities.

Article 151	The Secretary shall be a natural person having the requisite professional knowledge and experience and shall be nominated by the Chairman of the board and appointed or removed by the board of directors.

Article 152	The main responsibilities of the Secretary are:

	(1)	to assist directors in performing the day-to-day functions of the board of directors; continuously provide, remind and ensure that directors understand the requirements of local and overseas regulatory bodies on the Company’s operations, policies and requirements; assist directors and general manager to exercise their powers in accordance with the local and overseas laws and regulations, the Company’s Articles and other relevant rules;

	(2)	to be responsible for organizing and preparing documents for board meetings and shareholders’ meeting; preparing minutes, ensuring that resolutions are passed in accordance with procedures required by law and be informed about the implementation of the board resolutions;

	(3)	to be responsible for organizing and coordinating the Company’s disclosure, ensuring a timely, accurate, legal, true and fair disclosure of information relating to the Company; maintaining investor relations and enhancing the Company’s transparency;

	(4)	to participate and coordinate fund raising in the capital markets;

	(5)	to maintain relationships with market intermediaries, regulatory bodies, media and maintaining public relations.

Article 153	The scope of the Secretary’s duties includes the following:

	(1)	coordinate and organize board meetings and shareholders’ meetings, prepare the relevant materials for the meeting, arrange matters relating to the meeting, responsible for keeping minutes of the meetings, ensuring the accuracy of the minutes, keeping documents and minutes of the meeting, actively informing himself of the implementation of resolutions; reporting and providing recommendations to the board of directors on material matters that are being implemented;

	(2)	ensure that material decisions of the board of directors are performed strictly in accordance with the relevant requirements. Upon the request of the board of directors, participate in the consultation and analysis of the matters before the board of directors and offer his opinion and make recommendations accordingly; be authorized to perform the day-to-day functions of the board of directors and other committees;

	(3)	act as the Company’s contact person with securities regulatory bodies, responsible for organizing, preparing and submitting documents required by such regulatory bodies, responsible for accepting, organizing and completing tasks delegated by such regulatory bodies; ensuring that the Company prepares and submits to the authorised bodies reports and documents required by such bodies in accordance with the law;

	(4)	responsible for coordinating and arranging for the disclosure of the Company, putting in place an appropriate disclosure mechanism, participating in all meetings relating to information disclosure, be made aware of the Company’s material operating decisions and all related information;

	(5)	responsible for keeping in confidence any price sensitive information of the Company, and put in place effective rules and systems for maintaining confidentiality of information. Where price sensitive information of the Company has been revealed to the public, take all necessary actions to rectify, explain and clarify and notify the overseas securities regulatory body of the place in which the Company is listed and the China Securities Regulatory Commission;

	(6)	responsible for coordinating market publicity, reception of visitors, manage investor relations, maintain relationships with investors, market intermediaries and the mass media; responsible for ensuring that enquiries of the public are addressed, ensuring that investors receive information disclosed by the Company on a timely basis; organise and prepare publicity campaigns of the Company locally and overseas, preparing reports summarizing market publicity and material visits and arrange to report any related matters to the China Securities Regulatory Commission;

	(7)	ensuring that the Company’s register of members is properly set up, responsible for maintaining and keeping the register of members, register of directors, information relating to shareholdings of substantial shareholders and directors, and a list of holders of debentures issued by the Company;

	(8)	assisting directors and general manager to exercise their powers in accordance with local and overseas laws and regulations, the Company Articles and other requirements, and provide them with relevant information (including, but not limited to, providing newly appointed directors with all latest information published by the Company regarding corporate governance). When the Secretary is aware that the Company has made or may possibly pass resolutions that are in breach of the relevant requirements, he has an obligation to duly remind and report such breach to the China Securities Regulatory Commission and other regulatory bodies;

	(9)	coordinate the provision of necessary information to the Company’s supervisory committee and other audit committees to enable them to perform their supervisory functions, and assist the investigation of the integrity of the Company’s financial controller, directors and general manager;

	(10)	ensuring that the Company has a complete set of documents and minutes, such that persons who have the right to access to these documents and minutes can have timely access to such documents and minutes;

	(11)	perform other duties delegated by the board of directors and the other duties required by any stock exchange on which the Company is listed.

Article 154	The Secretary shall guide or assist the Company to comply with any relevant laws of the PRC and of any place in which the shares of the Company are listed and with the rules and regulations of any securities regulatory bodies of the place in which the shares of the Company are listed.

CHAPTER 12 GENERAL MANAGER OF THE COMPANY

Article 155

The Company shall have a general manager who shall be nominated by the Chairman of the board and appointed or removed by the board of directors.

Upon authorisation by the board of directors, the general manager shall have the full right to manage the business of the Company and deal with the internal and external matters of the Company.

Directors can also be employed as the general manager, deputy general manager or any other senior management personnel but directors holding such offices shall not exceed one half of all the directors of the Company.

Article 156	The general manager is responsible to the board of directors and shall exercise the following powers:

(1) to be in charge of the Company’s production, operation and management of the Company and organise the implementation of the resolutions of the board;

	(2)	to organise the implementation of the Company’s annual business plan and investment plan;

	(3)	to formulate the proposal for the internal management structure;

	(4)	to formulate the setting up of the Company’s branch entities;

	(5)	to formulate the basic management system;

	(6)	to formulate the basic rules and regulations of the Company;

	(7)	to propose the appointment and dismissal of the deputy general manager and financial officers;

	(8)	to appoint or dismiss management personnel other than those required to be appointed or dismissed by the board of directors;

	(9)	to decide on the salaries, awards or punishment, appointment, dismissal or removal of the staff and workers of the Company;

	(10)	to propose the convening of interim board meetings;

	(11)	to exercise other powers conferred by the Company Articles and the board of directors.

Article 157	A general manager who is not a director may attend board meetings and has the right to receive notices of meeting. A general manager who is not a director does not have the right to vote at board of directors’ meetings.

Article 158	The general manager shall report to board of directors or supervisory committee material contracts entered into by the Company, the implementation of these contracts, the use of funds and profitability of the business. The general manager shall warrant the accuracy of such report.

Article 159	The general manager shall consider the opinions of unions and workers representatives committees before making decisions relating to wages, benefits, work safety, work and workers’ insurance, termination of employment (or dismissal) and other employee-related matters.

Article 160	The general manager shall issue the “General Manager Guidelines” and seek approval from the board of directors before implementation.

Article 161	The “General Manager Guidelines” shall include the following:

	(1)	the requirements, procedures and attendees of a general manager meeting;

	(2)	the duties and division of responsibility between general manager, deputy manager and other senior management personnel;

	(3)	the usage of the Company’s funds and assets, the limits of his authority to enter into material contracts, and the mechanism of reporting to the board of directors and supervisory committees;

	(4)	other necessary matters as the board of directors shall see fit.

Article 162	In exercising their powers, the general manager, the deputy general manager and the financial controller shall not alter the resolutions passed by the shareholders at general meetings or by the board of directors or exceed their authority.

Article 163	In exercising their powers, the general manager, the deputy general manager and the financial controller shall comply with law, administrative regulations and the Company Articles and act honestly and diligently.

Article 164	The general manager, deputy general manager, financial controller and other senior management personnel shall give notice of their resignation to the board of directors in accordance with the provisions of their respective service contracts and shall follow the various procedures and requirements as provided for in such service contracts.

CHAPTER 13 SUPERVISORY COMMITTEE

Article 165	The Company shall have a supervisory committee.

Article 166	The supervisory committee shall consist of seven (7) supervisors, including four (4) supervisors representing the shareholders (including supervisor who are qualified to act as external supervisors) and three (3) supervisors representing the employees. The supervisors representing the shareholders shall be elected and removed from office by the shareholders in general meeting. The supervisors representing the employees shall be democratically elected and removed from office by the employees.

The supervisory committee shall have one chairman who shall be a supervisor. The term of office for a supervisor is three (3) years and the supervisor is eligible for re-election at the expiration of the term.

The election or removal of the chairman of the supervisory committee shall be decided by more than two-thirds of the members of the supervisory committee. The chairman of the supervisory committee shall co-ordinate the performance of the committee’s duties. Where the chairman of the supervisory committee cannot perform his duties, half of the members of the supervisory committee shall appoint a supervisor to exercise the chairman’s powers on behalf of the chairman.

Article 167	The supervisory committee shall set up a operations committee, according to its needs, to manage the supervisory committee’s day-to-day operations.

Article 168	The directors, the general manager, the deputy general manager, financial officers and the Secretary of the Company shall not act as supervisors concurrently.

Article 169	The list of candidates for election as a supervisor representing the shareholders shall be placed as a resolution before a general meeting of shareholders.

Candidates for election as supervisors other than the candidates for election as independent supervisors may be nominated by the board of directors, supervisory committee, and shareholders individually or together holding shares five per cent. (5%) or more of the Company’s shares, and shall be elected at the shareholders’ general meetings.

The candidates for election as independent supervisors may be nominated by the board of directors, supervisory committee and shareholders individually or together holding more than one per cent. (1%) of the Company’s shares, and shall be elected at the shareholders’ general meeting.

Article 170	The following procedure must be followed when electing supervisors representing shareholders:

(1) Before nominating a candidate for election as a supervisor representing shareholders, the nominator should first obtain the consent of the nominee, and fully understand the nominee’s qualifications, education, profession, detailed working experience and other positions held, and the said nominator is responsible for providing such written materials to the Company. The candidate shall provide a written undertaking to the Company, agree to accept the nomination, confirming the truthfulness and completeness of the publicly disclosed materials relating to the candidate and guaranteeing that following election they will practically carry out the responsibilities of a supervisor.

(2) If the nomination of a candidate for supervisor representing shareholders occurs before the Company holds a meeting of the board of directors, then the written materials regarding the nominee set out in paragraph (1) of this Article shall be published in the same announcement as that containing the resolutions of the board of directors.

(3) If shareholders individually or together holding five per cent. (5%) or more of the voting rights of the supervisory committee propose a motion at the annual general meeting of shareholders for the election of a supervisor representing the shareholders, then written notice of the intention of such person nominating the candidate and the willingness of the nominee to accept the nomination, together with the written materials and undertakings relating to the nominee set out in paragraph (1) of this Article, shall be delivered to the Company seven (7) days prior to the date of the annual general meeting of the shareholders.

Article 171	The Supervisory Committee shall propose at a shareholders’ meeting or trade union representatives’ meeting for the removal of a supervisor who, without reasons, fails to attend in person two consecutive supervisory committee meetings and fails to nominate another supervisor to act on his behalf.

A supervisor may resign before the termination of his office, and the provisions set out in Chapter 10 in relation to the resignation of directors shall be applicable to supervisors.

Article 172	Supervisory committee meetings shall be held at least four times each year, and the Chairman of the supervisory committee shall be responsible for convening such meeting.

All supervisors shall be given 10 days notice of the supervisory committee meeting, such notice shall be given by electronic means, fax, express post, registered post or in person. Such notice shall also include the date of the meeting, the place and duration of the meeting, the agenda and resolutions to be passed and the date of the notice. If an extraordinary supervisory committee meeting is proposed to be convened, all supervisors shall be given three days verbal or written notice of the meeting.

Article 173	The supervisory committee shall report to shareholders’ general meetings and shall have the following powers:

	(1)	to inspect the Company’s financial situation;

	(2)	to supervise the directors and senior officers in relation to their performance of duties of the Company and to propose removal of a director or a senior officer who has contravened any law, administrative regulation, these Articles of Association or resolutions passed at a general meeting of shareholders;

	(3)	to require the directors, the general manager, deputy general manager, financial controller and secretary of the Company to rectify their behaviour when their conduct is harmful to the interest of the Company and to report to the shareholders’ general meeting or the relevant government regulatory bodies if necessary;

	(4)	to verify the financial reports, business reports, profit distribution proposal and other financial information proposed to be submitted to shareholders’ general meetings and in the case of doubt, may request public accountants or auditors in the name of the Company to assist reviewing the same; to review periodic reports of the Company prepared by the board of directors and to furnish written review opinions,

	(5)	to make recommendations in relation to the appointment of accountant;

	(6)	to propose extraordinary resolutions at the annual shareholders’ meeting.

	(7)	to requisite for convening extraordinary shareholders’ meetings;

	(8)	to requisite for convening interim board meetings;

	(9)	to initiate proceedings against the directors and senior officers in accordance with section 152 of the Company Law;

	(10)	to conduct investigation into any identified irregularities in the Company’s operations, and where necessary, to engage accountants, legal advisers or other professionals to assist in the investigation; and

	(11)	to exercise other powers specified by the law, administrative regulations, in the Company Articles and as authorised by the shareholders’ meeting.

The supervisors may attend board meetings.

Article 174	Unless otherwise required by the Articles of Association, the supervisory committee shall resolve by way of passing a resolution with the affirmative votes of half or more of the members of the committee.

Article 175	Minutes shall be kept for all supervisory committee meetings. All supervisors attending the meeting and the person recording the minutes shall sign on the minutes of the supervisory meeting. Supervisors have the right to make, in the minutes, certain clarifications of the opinions they expressed at the supervisory committee meeting. Minutes of the supervisory committee meeting shall be permanently kept by the Company.

Article 176	Any reasonable expenses incurred by the supervisory committee in employing professionals such as lawyers, public accountants or auditors in the exercise of its authority shall be assumed by the Company.

Article 177	A supervisor shall act honestly in discharging his supervisory responsibilities in accordance with law, administrative regulations and the Company Articles.

CHAPTER 14 QUALIFICATIONS AND OBLIGATIONS OF DIRECTORS, SUPERVISORS, MANAGERS AND OTHER SENIOR OFFICERS OF THE COMPANY

Article 178	A person shall be disqualified form being a director, a supervisor, a general manager or a senior officer of the Company if any of the following applies:

	(1)	the individual has no civil capacity or his civil capacity is restricted;

	(2)	a period of less than five (5) years has elapsed since the person was released after serving the full term of a sentence of corruption, bribery, expropriation of assets, misappropriation of assets or social and economic disorder or since the deprival of political rights on the person due to a criminal conviction was lifted;

	(3)	a period of less than three (3) years has elapsed since a company or an enterprise in which the person was director, a factory supervisor or a manager was wound up due to mismanagement and the person was held personally liable to the winding up of the company or the enterprise;

	(4)	a period of less than three (3) years has elapsed since the revocation of the licence of a company or an enterprise for illegal business operations under circumstances where the person was the legal representative of such company or enterprise and was held personally liable to the illegal business operations of the company or the enterprise;

	(5)	the person has a debt of a material amount which has not been repaid or cleared when due;

	(6)	a civil servant;

	(7)	the person has been involved in illegal activities subject to investigation by judicial authorities and the case has yet to be settled;

	(8)	provisions of law or administrative regulations stipulates that the person is not permitted to assume the position of a leader of an enterprise;

	(9)	the person not being a natural person;

	(10)	a period of less than five (5) years has elapsed since the date when the person was convicted of offences involving fraud or dishonesty and was considered by the relevant authorities to have violated relevant securities regulations;

	(11)	persons who have been identified as being prohibited from participating in the markets by the China Securities Regulatory Commission and where such prohibitions are still in force.

If the election or appointment of a director is taken place in contravention of this Article, the said election, appointment or engagement shall be invalid. If a director falls into any of the circumstances set forth in this Article during his term of office, the Company shall relieve him of his duties.

Article 179	The following persons cannot act as independent directors of the Company:

	(1)	immediate family members and main social contacts employees (“immediate family members” includes spouse, parents, children; “main social contacts” includes brothers and sisters, father or mother-in-laws, son or daughter-in-law, brothers and sisters of the spouse) of persons employed by the Company or its associated entities;

	(2)	persons, or immediate family members of persons who directly or indirectly hold 1% or more of the issued share capital of the Company or are the top 10 natural persons with the highest shareholdings in the Company, or if a person obtained his shareholdings from a connected person by way of gift or other forms of financial assistance;

	(3)	shareholders who directly or indirectly hold 5% or more of the issued share capital of the Company, or persons or their immediate family members who are employed by the top five shareholders of the Company;

	(4)	persons to whom any of the above three conditions applied within the past one (1) year;

	(5)	persons who provide financial, legal, consultation or other services to the Company or its associated entities;

	(6)	persons who are already acting as independent directors for give other listed companies;

	(7)	any other persons as designated by the China Securities Regulatory Commission.

Article 180	The validity of an act of a director, a general manager or other senior officers of the Company on behalf of the Company is not, vis-a-vis a bone fide third party, affected by any irregularity in his election or appointment or any defect in his qualification.

Article 181	Directors, supervisors, general manager and other senior management personnel of the Company cannot act on behalf of the Company or the board of directors, without being authorised by the Company Articles or by the board of directors. Where such persons act on their own behalf but a third party may reasonably assume such persons to be acting on behalf of the Company, such persons shall state their own positions and identities.

Article 182	In addition to obligations imposed by law or administrative regulations or required by the stock exchanges on which shares of the Company are listed, each director, supervisor, general manager or senior officer of the Company owes the following duties to each shareholder, in the exercise of the powers of the Company entrusted to him:

	(1)	not to cause the Company to exceed the scope of business stipulated in its business licence;

	(2)	to act honestly in what he considers to be in the best interests of the Company;

	(3)	not to expropriate in any guise the Company’s assets, including without limitation, not to usurp the Company’s opportunities;

	(4)	not to expropriate the individual rights of shareholders, including without limitation, rights to distribution and voting rights, save and except pursuant to a restructuring submitted to shareholders for approval in accordance with these Articles.

Article 183	Each director, supervisor, general manager or senior officer of the Company owes a duty, in the exercise of his powers and discharge of his duties, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The duty of diligence to be discharged by directors, supervisors, general manager and other senior officers includes but not limited to:

	(1)	to exercise the rights conferred upon them in a prudent, serious and diligent manner so as to ensure that the commercial activities carried out by the Company are in compliance with the laws and administrative regulations, as well as the requirements of various economic policies of the State and falls within the scope of business provided for in the business license;

	(2)	to treat all shareholders equally;

	(3)	to keep informed of the business operation and management of the Company in a timely manner;

	(4)	to sign a written confirmation or opinion in connection with the regular reports of the Company and to ensure that the information disclosed by the Company is true, accurate and complete;

	(5)	to inform the supervisory committee of the relevant circumstances and information that is in accordance with the facts, and shall not impede the supervisory committee or a supervisor from exercising their powers; and

	(6)	to perform other duties of diligence as required by the laws, administrative regulations, rules and regulations of authorised departments and these Articles of Association.

Article 184	A director, supervisor, general manager and senior officer of the Company, in the exercise of the powers of the Company entrusted to him, owes a duty to observe obligations of a fiduciary, not to place himself in a position where his duty and his interest may conflict. The principle includes without limitation a duty:

	(1)	to act honestly in what he considers to be in the best interests of the Company;

	(2)	to exercise the powers within his authority and not to exceed the relevant authority;

	(3)	to exercise the discretion vested in him personally and not to allow himself to act under the direction of another and, unless and to the extent permitted by law, administrative regulations or the informed consent of shareholders in general meeting, not to delegate the exercise of his discretion;

	(4)	to treat shareholders of the same class equally and to treat shareholders of different classes fairly;

	(5)	except in accordance with these Articles or with the informed consent of shareholders in shareholders’ general meeting, not to enter into a contract, transaction or arrangement with the Company;

	(6)	without the informed consent of shareholders in general meetings, not to use the Company’s assets for his own benefit in any form;

	(7)	not to accept bribery or other illegal income and not to expropriate in any guise the Company’s assets including without limitation, not to usurp the Company’s opportunities;

	(8)	without the informed consent of shareholders in general meeting, not to accept commissions in connection with the Company’s transactions;

	(9)	to comply with the Company Articles and act honestly in exercising his powers and discharging his functions and act in the best interest of the Company and not to use his position and power to make profits for himself;

	(10)	without the informed consent of shareholders in general meeting, not to compete with the Company;

	(11)	not to expropriate funds of the Company or to lend the capital of the Company to others and not to expropriate the Company’s assets and deposit the same in his own name or another’s name and not to use the Company’s assets to provide security for any of the indebtedness of a shareholder of the Company or other person;

	(12)	unless otherwise permitted by the informed consent of shareholders in general meeting, to keep in confidence confidential information acquired by him in the course of and during his office and not to use such information other than in furtherance of the interests of the Company, save and except that disclosure of such information to the court or other governmental authorities is permitted if:

(i) disclosure is made under compulsion of law;

(ii) there is a duty to the public to disclose;

(iii) the interest of the director, supervisor, general manager or other senior officer of the Company require disclosure.

Any profits derived by a director in contravention of this Article shall be for the account of the Company. The director shall be personally liable for any loss suffered by the Company as a result of his contravention of this Article.

Article 185	A director, supervisor, general manager or senior officer of the Company shall not cause any of the following persons or authorities (“Connected Person”) to do what he is prohibited from doing:

(1) the spouse or minor child of that director, supervisor, general manager or senior officer;

(2) a person acting in a capacity of a trustee of that director, supervisor, general manager or senior officer or any person referred to in sub-paragraph (1) above;

(3) a person acting in a capacity of a partner of that director, supervisor, general manager or senior officer or any person referred to in sub-paragraphs (1) and (2) above;

(4) a company in which that director, supervisor, general manager or senior officer, alone or jointly or severally with one or more persons referred to in sub-paragraphs (1), (2) and (3) above and other directors, supervisors, managers or other senior officers of the Company, has a de facto controlling interest;

(5) a director, supervisor, general manager or senior officer of a company referred to in sub-paragraph (4).

Article 186	Where a director, supervisor, general manager and senior officer gives notice of this resignation or where his office terminates, the duty of a director, supervisor, manager and senior officer does not necessarily cease when the resignation report has not become effective, or within a reasonable period after it has become effective or within a reasonable period after the termination of his office. The duty of confidence in relation to trade secrets of the Company survives the termination of his office until such trade secrets becomes public information. Other duties may continue for such a period as fairness may require and depending on the time which has elapsed between the termination and the act concerned and the circumstances under which the relationship with the Company is terminated.

Article 187	Directors, supervisors, general manager and other senior officers of the Company who determine their office before the end of the term shall compensate the loss suffered by the Company as a result of such early termination.

Article 188

A director, supervisor, general manager or a senior officer shall be personally liable for any loss suffered by the Company as a result of a violation by him of any law, administrative regulation, rules and regulations of authorised departments or these Articles of Association in the course of performing his duties.

Except for the circumstances under Article 56, a director, supervisor, general manager or senior officer may be relieved of liability for specific breaches of his duty by the informed consent of shareholders in general meeting.

Article 189	Where a director, supervisor, general manager or senior officer is in any way, directly or indirectly, materially interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company, other than his contract of service, he shall declare the nature and extent of his interest to the board of directors at the earliest opportunity, whether or not such contract, transaction or arrangement or proposal therefore is otherwise subject to the approval of the board of directors.

A director shall not be entitled to vote, whether for himself or on behalf of another director, on (nor shall be counted in the quorum in relation to) any resolution of the board in respect of any contract, transaction or arrangement in which he or any of his associates as defined in the Listing Rules (“Associate”) has any material interest. A board meeting in respect of any contract, transaction or arrangement in which a director or any of his Associates has any material interest can be convened where not less than half of the disinterested directors of the Company attend the meeting and any such resolutions shall be passed by at least half of the disinterested directors of the Company. If the number of disinterested directors present at a board meeting is less than 3, the matters shall be presented to the shareholders for consideration at a general meeting.

Unless the interested director, supervisor, general manager or senior officer has disclosed his interest in accordance with this Article and the contract, transaction or arrangement has been approved by the board at a meeting in which the interested director is not counted in the quorum and has refrained from voting, such contract transaction or arrangement in which a director, supervisor, general manager or senior officer is materially interested in is voidable at the instance of the Company except as against a bona fide party thereto acting without notice of the breach of duty by the director, supervisor, general manager or senior officer concerned.

For the purposes of this Article, a director, supervisor, general manager or senior officer is deemed to be interested in a contract, transaction or arrangement in which a Connected Person or Associate of such director, supervisor, general manager or senior officer is so interested.

Article 190	Where a director, supervisor, general manager or senior officer of the Company gives to the board of directors a general notice in writing stating that by reason of facts specified in the notice, he is interested in contracts, transactions or arrangements of any description which may subsequently be made by the Company, that notice shall be deemed for the purposes of this Chapter to be sufficient declaration of his interest, so far as attributable to those facts, in relation to any contract, transaction or arrangement of that description which may subsequently be made by the Company; provided that such a general notice shall have been given before the date on which the question of entering into the relevant contract, transaction or arrangement is first taken into consideration by the Company.

Article 191	The Company shall not in any manner pay taxes for or on behalf of a director, supervisor, general manager or senior officer of the Company.

Article 192	The Company shall not directly or indirectly make a loan to a director, supervisor, general manager or senior officer or to a director, supervisor, manager or senior officer of its holding company, provide any guarantee in connection with a loan made by any person to such a director, supervisor, manager or senior officer, or make a loan to or provide any guarantee in connection with any loan made by any person to a Connected Person of such a director, supervisor, manager or senior officer.

The following transactions are not subject to the prohibition set out in foregoing paragraph of this Article:

(1) the provision of a loan or a guarantee for a loan by the Company to a company which is a subsidiary of the Company;

(2) the provision of a loan or a guarantee for a loan or other sums by the Company under a service contract with any of its directors, supervisors, general manager or senior officers as approved by shareholders in general meeting for meeting expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him properly to perform his duties;

(3) the Company may make a loan to or provide a guarantee for a loan made by another person to any of its directors, supervisors, general manager or senior officers or a Connected Person of such director, supervisor, manager or senior officer in the ordinary course of its business on normal commercial terms, where the ordinary course of business of the Company includes the lending of money or the giving of guarantees.

Article 193	A loan made by the Company in breach of the preceding Article shall be forthwith repaid by the recipient of the loan regardless of the terms of the loan.

Article 194	A guarantee provided by the Company in breach of Article 190(1) shall be unenforceable against the Company unless:

(1) the guarantee was provided in connection with a loan to a Connected Person of a director, supervisor, general manager or senior officer of the Company or its holding company and at the time the loan was advanced the lender was not aware of the relevant circumstances; or

	(2)	any collateral provided has been lawfully disposed of by the lender to a bona fide purchaser.

Article 195	For the purposes of the foregoing Articles in this Chapter, a guarantee includes an undertaking by the guarantor or the provision of assets to secure the performance of obligations by the obligor.

Article 196	In addition to any rights and remedies provided by law and administrative regulations, where a director, supervisor, general manager or senior officer is in breach of his duties to the Company, the Company has a right to:

	(1)	recover from such director, supervisor, general manager or senior officer compensation for losses sustained by the Company as a result of such breach;

	(2)	rescind any contract or transaction entered into by the Company with such director, supervisor, general manager or senior officer and any contract or transaction entered into by the Company with a third party where such third party knew or should have known there was such a breach;

	(3)	request the director, supervisor, general manager or senior officer to account for the profits made;

	(4)	recover any monies received by the director, supervisor, general manager or senior officer which should have belonged to the Company including without limitation commissions;

	(5)	request for the return from such director, supervisor, general manager or senior officer of the interest earned or which may have been earned on any monies which should have been returned to the Company.

Article 197	The Company shall, with the prior approval of shareholders in general meeting, enter into a contract in writing with each director or supervisor stipulating provisions relating to the rights and obligations of the Company and the director/supervisor, the emoluments of the director/supervisor, the liabilities of the director/supervisor if he commits a breach of the laws, regulations and the Company Articles, and compensation for early termination of the contract. Matters relating to emoluments shall be approved by the shareholders’ general meeting, including:

	(1)	emoluments in respect of his service as a director, supervisor or senior officer of a subsidiary of the Company;

	(2)	emoluments in respect of his service as a director, supervisor or senior officer of a subsidiary of the Company;

	(3)	emoluments otherwise in connection with the provision of services in connection with the management of the Company or a subsidiary of the Company;

	(4)	payment by way of compensation for loss of office by a director or supervisor or as consideration for or in connection with his retirement from office or loss of office.

Except under a contract entered into in accordance with the foregoing, no proceedings may be brought by a director or supervisor against the Company for anything due to him in respect of the above matters.

Article 198	In a contract where a director’s or supervisor’s emoluments are stipulated, it shall provide that in connection with the takeover of the Company, a payment may be made to a director or a supervisor of the Company by way of compensation for loss of office, or as consideration for his retirement from the office, with the prior informed consent of the shareholders in shareholders’ general meeting to his receiving such payment. A takeover of the company refers to one of the following situation:

	(1)	an offer made to all the shareholders of the Company;

	(2)	an officer made by any person with a view to the offeror becoming a Controlling Shareholder within the meaning of Article 57.

If the relevant director or supervisor does not comply with the provisions set out in this Article, any sum received by the director or supervisor on account of the payment shall belong to those persons who have sold their shares as a result of the offer made; any expenses incurred by him in distributing that sum pro rata amongst those persons shall be borne by him and not be paid out of that sum.

CHAPTER 15 ACCOUNTING SYSTEM, ALLOCATION OF PROFITS AND AUDIT

Article 199	The Company shall establish its financial and accounting system in accordance with law and administrative regulations and the accounting standards of the responsible financial authorities of the State Council.

Article 200	The accounting year of the Company shall follow the calendar year, that is, the period from 1 January to 31 December each year shall be counted as one financial year.

The Company shall use Renminbi as the currency for its accounts, and the accounts shall be prepared in the Chinese language.

The Company shall prepare its financial report at the end of each accounting year and such reports shall be verified in accordance with the law.

Article 201	The board of directors shall place before the shareholders at every annual general meeting such financial report as is required by law, administrative regulations or normative provisions promulgated by competent regional government authorities and departments in charge to be prepared by the Company. Such reports shall be examined and verified.

Article 202	Twenty (20) days prior to the convening of the annual general meeting, the Company shall make available the financial report for inspection by shareholders at the Company. Every shareholder of the Company shall have the right to receive the financial report as referred to in this Chapter.

The Company shall send the above mentioned financial report and the directors’ report at least twenty-one (21) days before the convening of the annual general meeting by prepaid mail to every holder of the listed foreign shares. The address of the recipient shall be the address as registered on the shareholders’ register.

Article 203	The financial statements of the Company shall be prepared not only in accordance with the PRC accounting standards and regulations but also be prepared in accordance with international accounting standards or the accounting standards of the place where the overseas shares are listed. If there are material differences in the financial statements using different accounting standards, the differences should be set out in the financial statements. In distributing the after-tax profits of the relevant financial year, the after-tax profits shall be the smaller amount in either of the financial statements.

Article 204	Any interim results or financial information disclosed or announced by the Company shall be prepared and presented in accordance with the PRC accounting standards and regulations and shall also be prepared in accordance with the international accounting standards or the accounting standards of the place where the shares are listed.

Article 205	The Company shall make four announcements of its financial report in each financial year. The first quarter financial report shall be announced within thirty (30) days after the end of the first three months of the financial year; the half-yearly financial report shall be announced within sixty (60) days after the end of the first six (6) months of the financial year; the third quarter financial report shall be announced within thirty (30) days after the end of the first nine (9) months of the financial year and the annual financial report shall be announced within one hundred and twenty (120) days after the end of the financial year.

Article 206	The financial reports of the Company and the half-yearly financial reports which sets out the half-yearly profit distribution shall include the following:

(1) balance sheet;

	(2)	profit and loss account;

	(3)	profit distribution statement;

	(4)	cash flow statement;

	(5)	notes to the financial statements.

Where the Company does not make any half-yearly profit distribution, the half-yearly financial reports shall include the financial reports and notes other than (3).

Article 207	The Company shall have no accounting ledgers other than the statutory accounting ledgers. The Company’s assets shall not be held under any personal account.

Article 208	Where there is any profit that may be distributed to its shareholders, the Company shall take steps to implement a profit distribution scheme with the aim of providing a reasonable investment return to shareholders as well as ensuring the Company to meet its reasonable capital requirements.

Article 209	The after-tax profits of the Company shall be distributed in the following order of priority:

	(1)	to make up for losses of the previous year;

	(2)	allocation of 10% to the statutory common reserve;

	(3)	allocation to the discretionary common reserve; and

	(4)	payment of dividends.

Where the statutory common reserve of the Company is over 50% of the registered capital of the Company, profits need not be allocated to it.

Where the statutory common reserve of the Company is insufficient to make up the Company’s losses in the previous year, the profits of the current year shall be applied to make up the losses before allocations are made from the statutory common reserve.

The Company may allocate funds from profits after tax for discretionary common reserve, provided that funds have been first allocated for common reserves and shareholders’ resolution has been passed to approve such allocations.

The Company may distribute profits, after applying its profits towards making up losses, common reserve, in accordance with the proportions of shareholdings except where the Articles of Association stipulate that no profit distributions shall be made in accordance with the shareholding proportion.

Article 210

Before the Company has made up for losses and allocated to the statutory common reserve, no distribution in the form of dividend or bonus share shall be made.

If the general meeting has, in violation of the provisions of the preceding paragraphs, distributed profits to the shareholders before the Company has made up for its losses and made allocations to the statutory common reserve, the shareholders must return the profits distributed in violation of the provision to the Company.

No profits shall be distributed in respect of the shares held by the Company.

Article 211	Capital common reserve include the following amounts:

	(1)	the premiums over the par value of the shares issued;

(2) other income which are required by the responsible financial department of the State Council to be included in the capital common reserve.

Article 212

The common reserve of the Company shall be used for the purposes of making up losses of the Company, increasing the scale of production and operation of the Company or conversion into capital of the Company. The Company shall not apply the capital common reserve for making up its losses.

The Company may, subject to resolution by shareholders in shareholders’ general meeting, convert the common reserve into share capital by issuing new shares to the shareholders in proportion to their existing shareholdings or increasing the par value of each share provided that when the statutory common reserve is converted into share capital of the Company, the remaining statutory common reserve after such conversion shall be no less than twenty-five per cent. (25%) of the registered capital.

Article 213

Once the dividend payout policy has been approved by the shareholders at the shareholders’ meeting, the directors shall complete the distribution of dividends (or shares) within two months after the shareholders’ meeting.

Any payment for the shares paid before calls on shares shall be entitled to dividends. However, shareholders shall not be entitled to receive dividends where the dividends are subsequently declared.

Article 214	The Company may distribute its dividend in the following forms:

(1) cash;

(2) shares.

Article 215	Dividends and other payments made to local shareholders shall be paid in Renminbi. Dividends paid to holders of listed foreign shares shall be declared and calculated in Renminbi but paid in foreign currency. Dividends paid in respect of foreign shares listed in Hong Kong shall be paid in Hong Kong dollars.

Article 216	Unless otherwise provided in law and administrative regulations, the exchange rate used for the payment of cash dividend and other payments in foreign currency shall be the average closing rate quoted by the Foreign Exchange Trading Centre of the PRC in the calendar week before the declaration of dividend.

Article 217	Unless otherwise resolved by shareholders in general meeting, the board of directors to declare half-yearly dividends. Unless otherwise provided by law, the amount of half-yearly dividend shall not exceed fifty per cent. (50%) of the distributable profits as set out in the interim profit statements.

Article 218	When distributing dividends to its shareholders, the Company shall act as a withholding agent in relation to individual income tax payable in accordance with tax law of the PRC with respect to such distribution based on the amount distributed.

Article 219	The Company shall appoint on behalf of the holders of overseas listed foreign shares a receiving agent to receive on behalf of such shareholders dividends declared and all other monies owing the Company in respect of the overseas listed foreign shares.

Appointment of the receiving agent shall comply with the law of the place where the shares are listed or the requirements of the local stock exchange.

The Company shall appoint as receiving agent a company which is registered as a trust company under the Trustee Ordinance of Hong Kong.

Article 220	The Company shall implement internal audit procedures by engaging auditors dedicated to carrying out internal audit on the financial and business activities of the Company.

Article 221	The internal audit procedures and the duties of the internal auditors shall be implemented after such procedures and duties have been approved by the board of directors. The head of the internal auditors shall report to the general manager.

CHAPTER 16 APPOINTMENT OF A FIRM OF ACCOUNTANTS

Article 222	The Company shall appoint an independent firm of accountants which satisfies the relevant requirements of the PRC to audit the annual financial report of the Company and review other financial reports. The accounting firm engaged by the Company shall be determined at the shareholders’ meeting.

Article 223	The term of appointment of the Company’s accountants shall begin immediately after the shareholders’ meeting of the current year and end immediately after the shareholders’ meeting of the following year.

Article 224	The firm of accountants appointed by the Company shall have the following rights:

(1) to inspect the accounting ledgers, records or evidential documents of the Company and to request the directors of the Company, general manager or other senior officers to provide relevant information and explanation;

(2) to request the Company to take all reasonable measures to obtain the information and explanation from its subsidiaries for the purpose of performing the duties of the firm of accountants;

(3) to attend the shareholders’ general meeting, to receive the notice of the meeting and other information in relation to the meeting which is received by the shareholders and to be heard at any such meeting on any part of the business of the meeting which concerns it as the firm of accountants of the Company.

Article 225	If there is a vacancy in the office of the firm of accountants, the board of directors shall before the holding of the shareholders’ general meeting fill that vacancy by appointing another firm of accountants. If the Company has another firm of accountants holding the office during the vacancy period, that firm of accountants may still act.

Article 226	The firm of accountants may be removed by ordinary resolution of the shareholders in general meeting before the expiration of its term of office notwithstanding the provisions of the contract made between the Company and the firm of accountants. The right to sue for compensation for dismissal by such firm of accountants shall not be affected.

Article 227	The remuneration of the firm of accountants or the form of remuneration of the firm of accountants shall be decided by shareholders in shareholders’ general meeting. The remuneration of the firm of accountants who is appointed by the board of directors shall be decided by the board of directors.

Article 228	The appointment, dismissal or discontinuation of employment of the firm of accountants shall be decided by the shareholders in general meeting. The decision shall be announced in the relevant newspapers and where necessary, state the reasons for the change, and shall be filed with the China Securities Regulatory Commission for records.

Where a resolution at a general meeting of shareholders is passed to appoint a firm of accountants other than an incumbent firm of accountants, to fill a casual vacancy in the office of the firm of accountants, to re-appoint a retiring firm of accountants which was appointed by the board of directors to fill a casual vacancy, or to remove a firm to accountants before the expiration of its term of office, the following provisions shall apply:

(1) a copy of the proposal shall be sent before a notice of meeting is given to the shareholders to the firm proposed to be appointed or the firm proposing to leave its post or the firm who has left its post (leaving includes leaving by removal, resignation and retirement);

(2) if the firm leaving its post makes representations in writing and requests their notification to the shareholders, the Company shall (unless the representations are received too late):

(i) in any notice of the resolution given to shareholders, state the fact of the representations having been made;

		(ii)	send a copy of the representations as an appendix to the notice to every shareholder in the manner set out in these Articles.

	(3)	if the firm’s representations are not sent under sub-paragraph (2) above, the firm may (in addition to its right to be heard) require that the representations be read out at the meeting;

	(4)	a firm which is leaving its post shall be entitled to attend:

		(i)	the general meeting at which its term of office would otherwise have expired;

		(ii)	any general meeting at which it is proposed to fill the vacancy caused by its removal;

		(iii)	any general meeting convened on his resignation;

and to receive all notices of, and other information relating to, any such meeting, and to be heard at any such meeting which it attends on any part of the business of the meeting which concerns it as former firm of accountants of the Company.

Article 229	Any removal or discontinuation of employment of the firm of accountants by the Company shall be notified to the firm of accountants. The firm of accountants has the right to explain in shareholders’ general meeting. Any resigning firm of accountants shall explain in the shareholders’ general meeting as to whether there is any irregularity.

A firm of accountants may resign its office by depositing at the Company’s address a notice in writing (any such notice shall terminate its office on the date on which it is deposited or on such later date as may be specified therein) to that effect and containing:

	(1)	a statement to the effect that are no circumstances connected with its resignation which it considers should be brought to the notice of the shareholders or creditors of the Company; or

	(2)	a statement of any such circumstances.

Where a notice is deposited under the foregoing paragraph, the Company shall within fourteen (14) days send a copy of the notice to the competent authority in charge. If the notice contained a statement under sub-paragraph (ii) of the foregoing paragraph, a copy of the statement shall be placed at the Company for shareholders’ inspection and a copy of the notice shall also be sent by prepaid mail to every shareholder who is entitled to receive a copy of the Company’s financial report at the addresses as registered in the shareholders’ register.

Where the notice of resignation of the firm of accountants contains a statement under sub-paragraph (2) above, it may require the board of directors to convene an extraordinary general meeting of shareholders for the purpose of receiving an explanation of the circumstances connected with its resignation.

CHAPTER 17 INSURANCE

Article 230	(1)	The Company may take out various types of insurance from the People’s Insurance Company of China or other organisations permitted by applicable laws or regulations of the PRC to provide insurance coverage to the Company.

	(2)	The types of coverage, the insurance premium and the term of insurance shall be discussed and decided at board meetings in accordance with the recommendation of the general manager based on the practices of similar businesses in other countries and the practice and legal requirements in the PRC.

CHAPTER 18 LABOUR MANAGEMENT

Article 231	(1) Subject to laws, regulations and policies of the PRC and the Shanghai Municipality and as required by its operations and management, and Company shall hire and dismiss staff and workers at its own discretion and have the full right to prepare and implement its own system for remuneration and personnel management.

(2) The Company will establish a labour contract system and provisions relating to the employment, dismissal, resignation, remuneration, welfare benefits, rewards, discipline, punishments, labour insurance and labour discipline of the staff and workers of the Company shall be specified in the labour contract to be entered into by the Company and each individual staff member and worker of the Company.

Article 232	The Company shall have the right to dismiss any staff and workers. Staff and workers shall enjoy the freedom to resign.

Article 233	The resignation or transfer of staff and workers who have attended special training programs of the Company shall require the approval of the general manager.

Article 234	The Company shall implement the laws and regulations of the State Council, relevant labour authorities and the Shanghai Municipal Government relating to labour protection and labour insurance for the Company’s retired and unemployed workers.

CHAPTER 19 TRADE UNION ORGANISATION

Article 235	(1)	The staff and workers of the Company shall have the right to carry out trade union activities.

	(2)	The Company shall in each month allocate an amount equal to two per cent. (2%) of the total amount of wages paid to the staff and workers of the Company to the trade union fund. Such fund shall be used by the trade union of the Company in accordance with the measures for the Management of Trade Union Funds formulated by the All China Federation of Trade Union.

CHAPTER 20 MERGER AND DIVISION OF THE COMPANY

Article 236	Any merger or division of the Company shall be conducted in accordance with the following procedures:

	(1)	the board of directors shall draft the merger or division proposal;

	(2)	the resolutions shall be passed at the shareholders’ general meeting in accordance with the Company Articles;

	(3)	all parties to the merger or division shall enter into a merger or division contract;

	(4)	carry out approval procedures in accordance with the law;

	(5)	deal with matters relating to merger and division, such as indebtedness and debtors; and

	(6)	cancel registrations or amend registrations.

Where the Company merges or divides, the board of directors shall take all necessary actions to protect the rights and interests of the shareholders who oppose the merger or division. Shareholders who oppose the merger or division proposal have the right to request the Company or those shareholders who agree with the merger or division proposal to acquire their shares at a fair value.

The resolution relating to merger or division shall be regarded as a specialised document and shall be made available for shareholders’ inspection. The documents shall be sent to the holders of foreign listed shares by mail.

Article 237	The merger of the Company may take the form of either merger by absorption or merger by establishment of a new company.

In the event of a merger, the merging parties shall execute a merger agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date when the resolution to merge is passed and shall publish notices in newspapers at least three times within thirty (30) days of the date when the resolution to merge is passed.

Article 238	When the Company is divided, its assets shall be split accordingly.

In the event of a division, the parties to the division shall execute a division agreement and prepare a balance sheet and an inventory of assets. The company shall notify its creditors within ten (10) days of the date when the resolution to divide is passed and shall publish notices in newspapers at least three times within thirty (30) days of the date when the resolution to divide is passed.

Article 239	The assets, rights and liabilities of each party to the merger or division of the Company shall be stipulated clearly in a contract.

Pursuant to the merger of the Company, the rights and liabilities of the parties to the merger shall be assumed by the merged entity or newly formed company.

The liabilities of the Company before the division shall be assumed by the company after the division in accordance with the agreement.

Article 240	When the Company merges or divides and there is a change in any registered matter, the Company shall amend the registration details with the company registration authority in accordance with laws. When the Company dissolves, the Company shall cancel its registration in accordance with laws. When a new company is established, its establishment shall be registered in accordance with laws.

CHAPTER 21 TERMINATION AND LIQUIDATION OF THE COMPANY

Article 241	The Company shall be dissolved and liquidated in any of the following circumstances:

	(1)	the shareholders in general meeting have decided to dissolve the Company;

	(2)	the Company is required to be dissolved due to merger or division;

	(3)	the Company cannot repay its debts when due and is declared insolvent under laws;

	(4)	the Company has its business license revoked, is ordered to be closed down or terminated for contravention of aws and administrative regulations;

	(5)	shareholders holding at least 10% of the shares of the Company may apply to the People’s Court to dissolve the Company if the Company experiences extreme difficulties in respect of its operation and management, which cannot otherwise be resolved, such that if the Company continues to operate, its shareholders will suffer significant losses.

Article 242	If the Company is dissolved in accordance with Article 241(1) and Article 241(5), a liquidation group shall be formed within fifteen (15) days and the members of the liquidation group shall be decided by ordinary resolutions of shareholders in general meetings. If a liquidation group is not set up within the specified time limit, the creditors of the Company may apply to the people’s court to appoint designated persons to carry out the liquidation.

If the Company is dissolved in accordance with Article 236(2), the liquidation will be carried out by the parties to the merger or division in accordance with the provisions of the merger or division contract.

If the Company is dissolved in accordance with Article 236(3), the People’s Court shall organise a liquidation group in accordance with laws to carry out the liquidation. The group shall consist of shareholders, relevant authorities and relevant professional personnel.

If the Company is dissolved in accordance with Article 236(4), the relevant authorities shall organise a liquidation group to carry out the liquidation. The group shall consist of shareholders, relevant authorities and relevant professional personnel.

Article 243	Where the board of directors proposes to liquidate the Company otherwise than because of a declaration of insolvency, the board shall, in the notice convening a general meeting of shareholders to consider the proposal, include a statement to the effect that, after having made a full inquiry into the affairs of the Company, the board is of the opinion that the Company will be able to pay its debts in full within 12 months after the commencement of the liquidation.

The board of directors and the general manager shall cease to function once the resolution to liquidate is passed by the shareholders in general meeting.

The liquidation group shall take instructions from the shareholders in general meeting and, not less than once each year, make a report to the shareholders of the group’s receipts and payments, the business of the Company and the progress of the liquidation and shall make a final report to shareholders on completion of the liquidation.

Article 244	The liquidation group shall within ten (10) days of its establishment send notices to creditors and within sixty (60) days of its establishment publish notices in newspapers at least three times. The liquidation group shall register the creditors’ rights.

Article 245	During the liquidation period, the liquidation group shall exercise the following powers:

	(1)	to deal with the assets of the Company and prepare a balance sheet and an inventory of assets;

	(2)	to send notices to creditors or notify them by public notice;

	(3)	to deal with and liquidate relevant uncompleted business matters of the Company;

	(4)	to pay tax liabilities;

	(5)	to deal with creditors’ rights and indebtedness;

	(6)	to deal with the residue assets after the Company’s debts have been paid;

	(7)	to represent the Company in any civil proceedings.

Article 246	After dealing with the Company’s assets and preparing a balance sheet and an inventory of assets, the liquidation group shall formulate a liquidation plan and present it to the shareholders’ general meeting or to the relevant responsible authority for confirmation.

Upon first paying the liquidation fees, the Company shall make repayments in the following order:

	(1)	wages, labour insurance contributions and statutory compensation of employees of the Company;

	(2)	outstanding tax liabilities; and

	(3)	repay the bank loans, Company’s debts and other liabilities.

The residue assets after its debts have been repaid in accordance with foregoing provisions shall be divided by the shareholders of the Company in accordance with the type of shares and their shareholding proportion in the following order:

	(1)	where there are preferences shares, the preference shareholders shall receive the face value of the preference shares; if there are insufficient funds for the preference shares amount, the assets will be distributed in accordance with their shareholding proportion.

	(2)	payment shall be divided by the ordinary shareholders in accordance with their shareholdings.

During the liquidation period, the Company shall not commence any new business activities.

Article 247	Where the Company is liquidated upon dissolution, and the liquidation group after dealing with the assets of the Company and, preparing a balance sheet and an inventory of assets, finds that the assets of the Company is not sufficient to repay its debts, it shall apply to the People’s Court for insolvency.

After the Company is declared insolvent by the ruling of the People’s Court, the liquidation group shall transfer the liquidation matters to the People’s Court.

Article 248	After the liquidation of the Company is completed, the liquidation group shall prepare liquidation report and income and expenses statements together with financial ledgers for the liquidation period and shall submit to the shareholders’ general meeting or the relevant authority for confirmation after verification by accountants registered in the PRC.

The liquidation group shall within 30 days from the date of the confirmation by the shareholders’ general meeting or the relevant authority submit the abovementioned documents to the relevant company registration authorities for cancellation of the registration of the Company and publish a notice that the Company is terminated.

CHAPTER 22 PROCEDURE FOR AMENDING THE ARTICLES

Article 249	The Company shall make amendments to these Articles in accordance with applicable laws, administrative regulations and the provisions of these Articles.

Article 250	The Company shall amend its articles of association in the following circumstances:

	(1)	where there has been a change in the Company Law or any relevant laws and regulations, and the Company Articles becomes inconsistent with the amended laws and regulations;

	(2)	where the circumstances of the Company change and become inconsistent with the existing articles of association;

	(3)	where it is resolved at the shareholders’ meeting that the articles are to be amended.

Article 251	The following amendments to the Articles shall require the approval of the relevant government authorities:

	(1)	change the name of the Company;

	(2)	change, expand or reduce the scope of the business operation of the Company;

	(3)	alter the share trading arrangement;

	(4)	increase or reduce the number of the shares issued by the Company in any class;

	(5)	change the class of all or part of the shares of the Company, or change all or any portion of the shares of the Company;

	(6)	create additional class of shares;

	(7)	create or cancel convertible securities;

	(8)	change the par value of the shares of the Company;

	(9)	alter any provisions of the Articles in respect of other matters which would require adoption of a special resolution of the shareholders.

When the Company reduces its capital and alters these Articles, the method to reduce capital shall be stipulated in the resolution which authorises the alteration of the Articles.

The provisions of this Article are subject in all respects to any other provisions of these Articles.

Article 252	The following procedure shall be followed for the amendment of these Articles:

	(1)	the board of directors shall resolve to amend these Articles in accordance with these Articles and formulate the amendments;

	(2)	the shareholders shall be notified of the amendments and a shareholders’ meeting shall be convened to vote on the amendments;

	(3)	the amendment to these Articles shall be resolved by special resolution of the shareholders.

Amendments to these Articles which involve the provisions of the Mandatory Provisions shall be effective after approval by the authorised company approval authority of the State Council.

Article 253	Where the amendments to these Articles involve matters requiring registration, the Company shall amend its registration with the responsible company registration authority in accordance with the applicable laws. Where the amendments to these Articles involve matters requiring disclosure by laws and regulations, the amendments shall be announced in accordance with the applicable laws.

CHAPTER 23 NOTICES

Article 254	The Company shall give notice in the following ways:

(1) personal service;

(2) by post;

(3) by way of announcement;

(4) methods as provided for in the Company Articles.

Where a notice is given by way of announcement, all relevant persons will be deemed as being served when the announcement is made.

Except as otherwise provided in these Articles, any notice, information or written statement to be given by the Company to shareholders of listed foreign shares must be served to the shareholders holding registered shares by personal service or by prepaid mail to the registered address of each shareholder of listed foreign shares.

Article 255	Where the Company serves notice by personal service, the person being served shall acknowledge receipt by signing (or affixing the seal) on the receipt. The person is deemed to be served on the date of acknowledging receipt.

Where the Company serves notice by way of announcement, the person is deemed to be served on the date the announcement is published.

Where a notice is sent by post, service of the notice shall be deemed to have been effected by properly addressing, prepaying and posting a letter containing the notice and to take effect five (5) business days after the letter containing the same is posted.

Any summons, notice, order, document, information or written statement to be served on the Company by shareholders or directors may be served by leaving it, or by sending it by registered mail addressed to the Company, at its legal address, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

Service of any summons, notice, order, document, information or written statement to be served on the Company by shareholders or directors may be proved by showing that that summons, notice, order, document, information or written statement was mailed in such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

Article 256	Meetings and resolutions passed in meetings shall not be null and void by reason of an accidental omission to notify any person who is entitled to receive notice of the meeting or if such person has not received notice of the meeting.

CHAPTER 24 RESOLUTION OF DISPUTES

Article 257	The Company shall comply with the following provisions in any dispute resolution:

(1) For any differences, disputes or claims arising from the rights or obligations conferred on by the Company Articles, the Company Law and other applicable laws and administrative regulations between any holder of overseas listed foreign shares and the Company, between any holder of overseas listed foreign shares and a director, supervisor, general manager or senior officer of the Company or between any holder of overseas listed foreign shares and holder of domestic shares, such differences or claims shall be referred to arbitration.

When the abovementioned disputes or claims of rights are referred to arbitration, they shall constitute all the claims of rights and the whole dispute. All the persons who have the same dispute or claim or the persons who are required to participate in the arbitration shall abide by the arbitration proceedings if the person is the Company, a shareholder, a director, a supervisor, a general manager or a senior officer of the Company.

Any disputes in relation to definition of shareholders or shareholders’ register may not be referred to arbitration.

(2) The claimant may choose to arbitrate at either the China International Economic and Trade Arbitration Commission in accordance with its rules or the Hong Kong International Arbitration Centre in accordance with its Securities Arbitration Rules. Once a claimant refers a dispute or claim to arbitration, the other party shall submit to the arbitral body elected by the claimant.

If the claimant chooses to arbitrate at the Hong Kong International Arbitration Centre, any of the parties may request for the arbitration to take place in Shenzhen in accordance with the Securities Arbitration Rules of the Hong Kong Arbitration Centre.

(3) Unless otherwise provided by laws and administrative regulations, for any dispute or claim as mentioned in paragraph (1) above which is referred to arbitration, the governing law shall be the law of the PRC.

(4) The decision made by the arbitration body shall be final and conclusive and binding on all parties.

CHAPTER 25 SUPPLEMENTARY PROVISIONS

Article 258	These Articles are written in the Chinese and English languages and the Chinese version shall prevail if there is any inconsistency between the two versions.

Article 259	References to “above”, “within”, “below” are inclusive; references to “less than” and “exclude” are exclusive.

Article 260	In respect of the matters not covered by these Articles, they shall be proposed by the board and submitted to the shareholders in general meetings for resolution.

Article 261	The right to interpret these Articles shall be vested in the board of directors. The right to amend these Articles shall be vested in the shareholders in the general meeting.

Article 262	Where these Articles are inconsistent with the laws, regulations and requirements set out in other regulatory documents from time to time, such laws, regulations and requirements shall prevail.

Article 263	Any reference to a “firm of accountants” in these Articles shall mean “auditor” of the Company.

Any reference to “general manager” in these Article shall mean “manager” as defined under the Company Law.